UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Dynex Capital, Inc.
(Name of Registrant as Specified in Its Charter)
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DYNEX CAPITAL INC.

2026

Notice of Annual Meeting of Shareholders and Proxy Statement

Thursday, May 21, 2026

A Message from our Chairman
of the Board

April [•], 2026
Dear Fellow Shareholders:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) on Thursday, May 21, 2026 beginning at 10:00 a.m. Eastern Time. As with last year’s annual meeting, we will use a virtual meeting format, which means that you may attend virtually by accessing meetnow.global/M6WRS9U. We believe that this format facilitates expanded shareholder access and participation as shareholders will be able to participate from any location.
The Notice of Annual Meeting of Shareholders (the “Notice”) accompanying the Proxy Statement describes the matters to be presented at the Annual Meeting of Shareholders. Details regarding how to attend the meeting and the business to be conducted are more fully described in the Notice.
Whether or not you attend the Annual Meeting of Shareholders, we value the investment you have made in the Company and your vote is very important. We urge you to promptly vote your shares and submit your proxy by phone or over the Internet. If you receive your proxy materials by mail, you may instead sign, date and mail the proxy card in the postage-paid envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. You may also attend the Annual Meeting of Shareholders and vote your shares online during the meeting.
Thank you again for your investment in Dynex.
Sincerely,
Byron L. Boston
Co-Chief Executive Officer and Chairman of the Board

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Notice of Annual Meeting of Shareholders | May 21, 2026
WHEN	WHERE	RECORD DATE
Thursday, May 21, 2026 10:00 a.m. Eastern Time	The Annual Meeting will be a virtual meeting which means that shareholders may attend online by accessing meetnow.global/M6WRS9U	Shareholders of record at the close of business on Wednesday, March 25, 2026 are entitled to notice of and to vote at the meeting.
The Annual Meeting of Shareholders of Dynex Capital, Inc., a Virginia corporation, will be held to consider and take action on the following items:
ITEMS OF BUSINESS
Proposal		Board Recommendation	See Page
1	To elect six (6) directors of the Company, to hold office until the next annual meeting and until their successors are duly elected and qualified	FOR each director nominee	4
2	To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement	FOR	57
3	To ratify the selection of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the 2026 fiscal year	FOR	58
4	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 360,000,000 to 720,000,000	FOR	61
Shareholders may also transact such other business that may properly come before the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE DYNEX CAPITAL, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2026
Your vote is important.

Whether or not you plan to attend the meeting, we urge you to vote your shares. You may vote your shares in advance of the meeting via the Internet, by telephone, or by mail, or by attending and voting online at the Annual Meeting of Shareholders. Please refer to the section “How can I vote?” in the accompanying proxy statement for detailed voting instructions.

Internet Go to www.envisionreports.com/DYNX
Phone Call toll-free 1 (800) 652-VOTE (8683)
Mail Mark, sign, and date your proxy card and return it in the postage-paid envelope
Attend the Meeting Attend the virtual meeting and vote online

The 2026 Proxy Statement and 2025 Annual Report to Shareholders are available online by visiting www.envisionreports.com/DYNX.	By Order of the Board of Directors, Michael A. Angelo Chief Legal Officer and Corporate Secretary Dated: April [•], 2026

This Proxy Statement contains forward-looking statements. All statements contained in this Proxy Statement other than statements of historical or current fact, including statements regarding our executive compensation plans and business strategy and plans are forward-looking. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to management as of the date of this Proxy Statement. Actual results could differ materially from the results expressed or implied by the forward-looking statements we make. Factors that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to, those discussed in the section titled “Risk Factors” in our 2025 Annual Report on Form 10-K. We undertake no obligation, and do not intend, to update the forward-looking statements.

Proxy Summary
Who We Are

2025 Performance Highlights
29.4%
Total Shareholder Return
21.6%
Total Economic Return
14.6%
Annualized Dividend Yield1
$1.2B
Accretive Capital Raised
Our Portfolio
Our highly liquid portfolio of mortgage-backed securities allows us to take advantage of current opportunities in the housing market while preserving the flexibility to shift to other investment opportunities as they arise. The majority of our portfolio is invested in Agency Residential Mortgage-Backed Securities (RMBS) which have historically offered attractive returns, with high credit quality and strong liquidity.
Dynex Capital, Inc. (NYSE: DX) is a leading internally managed REIT with a long track record of delivering attractive dividends through the disciplined risk management of investments in high-quality mortgage assets backed by U.S. residential and commercial real estate.
*
Includes Agency RMBS TBA dollar roll positions at their implied market value which are accounted for as “derivative assets (liabilities)” on our consolidated balance sheet.

1
As of December 31, 2025

It is anticipated that this Proxy Statement, the accompanying Proxy, and the Company’s 2025 Annual Report will first be available to shareholders on or about April [•], 2026 on the website www.envisionreports.com/DYNX and, if requested, a paper copy of this Proxy Statement, the accompanying Proxy, and the Company’s 2025 Annual Report will be mailed to the Company’s shareholders.
Dynex Capital, Inc.	1

Proxy Summary
Board Nominee Highlights
				Standing Committee Membership*				Other Public Company Boards
Name	Age	Board Tenure	Independent	Audit	Compensation	Nominating & Corporate Governance	Risk
Byron L. Boston Chairman of the Board	67	14 years						None
Marie Chandoha	64	2 years						Macy’s, Inc. State Street Corporation
Julia L. Coronado Lead Independent Director	57	5 years						Robert Half
Alexander I. Crawford	59	2 years						None
Andrew I. Gray	60	2 years						None
Smriti L. Popenoe	57	3 years						None
Independent
Committee Chair
Mr. Gray is expected to be appointed Chair of the Audit Committee to succeed Ms. Palmer, who is the current Chair of the Audit Committee.
Committee Member

*
All directors serve on the Investment Committee of the Board

2	Dynex Capital, Inc.

Proxy Summary
Executive Compensation Highlights
OUR COMPENSATION PHILOSOPHY
Our executive compensation program is designed to attract, motivate and retain highly skilled employees who will manage the Company in a manner to:
preserve our capital	generate positive economic return to our shareholders in the form of dividends, book value stability and potential growth	advance the interests of our shareholders	maintain a culture of integrity and ensure that our compensation practices do not promote or motivate excessive risk taking by our employees.
We incorporate a pay-for-performance philosophy in our compensation programs by linking incentive compensation to our operating performance and the attainment of financial, operational, and strategic objectives.

OUR COMPENSATION PRACTICES
WHAT WE DO	WHAT WE DO NOT DO

Performance-Based Pay  —  Our compensation program is structured to align the interests of our executive officers with the interests of our shareholders and, as a result, the majority of total compensation is tied to Company performance including absolute and relative total economic return over both short- and long-term time horizons, except in the case of separation benefits.
Tax Gross-Ups — We provide no tax gross-ups.

Meaningful Stock Ownership Requirements  —  All of our executive officers are subject to meaningful stock ownership requirements that require the retention of a dollar value of the Company’s stock based on a multiple of base salary.
Pledging of Owned Shares — We prohibit our employees and directors from pledging their owned shares.
Annual Risk Assessment — Our Compensation Committee conducts an annual risk assessment of our compensation programs.
Clawback Policy — We have adopted a clawback policy that allows recoupment of compensation to promote integrity and accountability.	Derivatives Trading and Hedging — We prohibit our employees and directors from engaging in any derivatives trading or hedging transactions associated with their holdings of Company stock.
Independent Compensation Consultant — Our Compensation Committee periodically engages with an independent compensation consultant.	Single-Trigger Vesting — We do not provide for "single trigger" accelerated vesting of equity awards upon a change in control.
Dynex Capital, Inc.	3

Corporate Governance and Board Matters
PROPOSAL ONE
Election of Directors
The Board of Directors (the “Board of Directors” or the “Board”) of Dynex Capital, Inc. (the “Company”) currently has seven members. In accordance with our Restated Articles of Incorporation (the “Articles of Incorporation”), each member of the Board serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated six of our seven incumbent directors for re-election to hold office until the next annual meeting of shareholders. We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of the director nominees and may be voted for substitute nominees, unless the Board decides to reduce its total size.
The Board believes that each of the director nominees has the proper knowledge, experience, skills, and background necessary to contribute to an effective and well-functioning Board. These attributes along with other information about each nominee is set forth on the following pages in this Proxy Statement (this “Proxy Statement”).
Required Vote
In uncontested elections, directors are elected under the Company’s majority vote standard. For each nominee, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome. In contested elections, directors are elected by a plurality of the votes cast.
Board Recommendation

After a review of the individual qualifications and experiences of each of our director nominees and their contributions to our Board, our Board has determined unanimously to recommend that shareholders vote “FOR” the six director nominees named in this proxy statement.

Our Director Nominees
Our Board currently consists of the following seven members: Byron L. Boston, Marie Chandoha, Julia L. Coronado, Alexander I. Crawford, Andrew I. Gray, Joy D. Palmer, and Smriti L. Popenoe. Each current director, other than Ms. Palmer, has been nominated for election at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Ms. Palmer notified the Company earlier this year that she did not intend to stand for re-election at the Annual Meeting. Ms. Palmer plans to remain on the Board until the Annual Meeting. We would like to extend our appreciation to Ms. Palmer for her dedicated service on the Board and many contributions to the Company. We wish her well in her future endeavors.
In addition to the information presented below regarding each director nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees are aligned with our purpose of making lives better through careful stewardship of individuals’ savings, providing financing for and strengthening the communities we serve. Further, we believe our director nominees demonstrate our core values of delivering value, building trust, being curious, and being kind. They each have displayed exceptional business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Finally, we value their significant experience on other boards and board committees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years. We are not aware of any family relationship among any director or executive officer; nor are we aware of any involvement of any director or executive officer, currently or in the past 10 years, in any legal proceedings that would be material to an evaluation of the ability or integrity of any director or executive officer.
4	Dynex Capital, Inc.

Corporate Governance and Board Matters
NOMINEE	AGE	INDEPENDENT	TENURE
Byron L. Boston	67		14 years
Marie Chandoha	64	•	2 years
Julia L. Coronado	57	•	5 years
Alexander I. Crawford	59	•	2 years
Andrew I. Gray	60	•	2 years
Smriti L. Popenoe	57		3 years
Dynex Capital, Inc.	5

Corporate Governance and Board Matters
Director Nominee Biographies

Byron L. Boston | 67
Chairman of the Board and Co-Chief Executive Officer
Director Since: 2012
Chairman Since: 2023
Committees:
• Investment (Chair)
• Risk
Other Current Boards: NAREIT Advisory Board of Governors,
Harry Frank Guggenheim Foundation, African Wildlife Foundation

Key Skills:	Leadership and Strategy	Finance and Accounting	Public Company Governance
	Risk Management	Human Capital Management and Executive Compensation	Capital Markets & M&A
	Capital and Portfolio Management	Financial Services and Industry Knowledge	Government Policy and Regulatory
Byron L. Boston joined the Board in 2012 and was appointed to the role of Chairman in December 2023. Byron has served as our Co-Chief Executive Officer since July 2024, and previously served as Chief Executive Officer from January 2014 to June 2024, as President from March 2012 to December 2020, and as Chief/Co-Chief Investment Officer from April 2008 until December 2023. Byron leads the strategic operations that have resulted in long-term net gains and significant economic return for investors.
BUSINESS LEADERSHIP: Byron brings over 40 years of leadership experience and has an extensive background in U.S. real estate finance, asset management/investment banking, and fixed-income capital markets. Byron was successful in building Sunset Financial Resources, a mortgage REIT specializing in high-quality residential and commercial loans and securities, and instrumental in growing Dynex’s business after he joined the Company in 2008. Byron leverages this extensive experience and deep understanding of Dynex’s growth and strategy to guide the Company’s business operations and disciplined investment approach. As Co-CEO and Chairman of Dynex’s Board of Directors, he also helps drive continued collaboration between the Company’s executive leadership team and Board.
MORTGAGE-BACKED SECURITY EXPERIENCE: Over the course of his career, Byron has gained significant experience in the debt and equity capital markets. During his six years at Freddie Mac, he developed and led the initial investment plan to grow the company’s retained portfolio. Previously, Byron spent over a decade at Credit Suisse First Boston as a fixed income bond trader specializing in mortgage-backed securities and over two years at Lehman Brothers as a mortgage-backed securities bond trader.
BACKGROUND: Byron currently serves on multiple non-profit boards in advisory and leadership capacities including the National Association of Real Estate Investment Trusts (“NAREIT”) on the Advisory Board of Governors and as Chair of the mREIT Council, representing the industry on a national level. Byron previously served on the board of the Mortgage Bankers Association and on the board of the Salzburg Global Seminar where he served as the Chair of the Investment Committee and the Chair of the Finance Committee. Byron received an A.B. in Economics and Government from Dartmouth College and an MBA with emphasis in Accounting and Finance from the University of Chicago Booth School of Business, where he was also a member of the Director’s Consortium.
6	Dynex Capital, Inc.

Corporate Governance and Board Matters

Marie Chandoha | 64
Director Since: 2024
Committees:
• Nominating and Corporate Governance (Chair)
• Audit
• Investment
• Risk
Other Current Public Boards: Macy’s, Inc. (NYSE:M), State
Street Corporation (NYSE:STT)

Key Skills:	Leadership and Strategy	Finance and Accounting	Public Company Governance
	Technology, Cybersecurity, & AI	Risk Management	Human Capital Management and Executive Compensation
	Capital Markets & M&A	Capital and Portfolio Management	Financial Services and Industry Knowledge
Government Policy and Regulatory
Marie Chandoha joined the Board in June 2024.
BUSINESS LEADERSHIP: Marie brings 40 years of financial services leadership experience as a former Chief Executive Officer and senior executive in the financial services industry, in addition to currently serving on public company boards. She has a track record of transforming previously underperforming businesses, scaling them and creating value. Most recently, Marie spent nearly a decade as the President and CEO of Charles Schwab Investment Management from 2010 to 2019, where she played an essential role in evolving the business into an innovative and winning competitor. During her tenure, she doubled the business’s assets under management to $400 billion, which made it one of the top asset gatherers in the industry.
FINANCIAL SERVICES AND TECHNOLOGY: Beyond Charles Schwab Investment Management, Marie’s career in financial services has spanned executive roles at major global financial institutions. As Managing Director and Global Head of Fixed Income Business at BlackRock, Marie drove innovation in the ETF market and led a global $440 billion investment management business. In addition, Marie was the Co-Head and Senior Portfolio Manager of Montgomery Fixed Income at Wells Fargo Asset Management for over eight years, where she grew and scaled the business from $1 billion to $16 billion in assets under management. At Wells Fargo, she focused on managing bond portfolios, primarily for institutional investors. Her core competencies include finance, investment management, strategy, regulatory dynamics and risk management, among others.
GOVERNANCE: Marie serves on the board of Macy’s, Inc., where she is a member of the Audit and Finance committees, and the board of State Street Corporation, where she is a member of the Examining and Audit, Executive, Risk, and Technology and Operations committees.
BACKGROUND: Marie received a B.A. degree in economics from Harvard University.
Dynex Capital, Inc.	7

Corporate Governance and Board Matters

Julia L. Coronado | 57
Lead Independent Director of the Board
Director Since: 2020
Committees:
• Compensation (Chair)
• Nominating and Corporate Governance
• Investment
Other Current Public Boards: Robert Half (NYSE:RHI)

Key Skills:	Leadership and Strategy	Finance and Accounting	Public Company Governance
	Risk Management	Human Capital Management and Executive Compensation	Capital Markets & M&A
	Capital and Portfolio Management	Financial Services and Industry Knowledge	Government Policy and Regulatory
Julia L. Coronado, Ph.D. joined the Board in October 2020 and was appointed as Lead Independent Director in December 2023.
FINANCIAL EXPERIENCE: Since 2017, Julia has served as the President and Founder of MacroPolicy Perspectives, LLC (MPP) a research advisory firm with deep expertise in macroeconomics, regulatory policy, financial and global markets that helps inform client decisions in financial services and other industries. Since 2018, she has served as Clinical Associate Professor of Finance at the University of Texas at Austin. From 2014 to 2017, Julia was the Chief Economist at Graham Capital Management where she managed a global economic forecast, advised portfolio managers, and participated in risk and investment committees. Additionally, she spent 10 years in the banking industry, first as a Senior US Economist at BNP Paribas and then at Barclays as Senior US Economist. Julia also served as a staff economist for the Federal Reserve Board of Governors in Washington, D.C. and contributed to the Federal Open Market Committee forecasts from 1997 to 2006.
FINANCIAL ADVISORY EXPERIENCE: Julia brings over 30 years of experience in international and domestic market economics, fiscal and monetary policy, and global economic forecasting. She is a regular commentator in financial media (including CNBC, Bloomberg, Marketplace, and the Wall Street Journal). Julia has also represented the United States at the Organization for Economic Cooperation & Development and testified before Congress on Social Security reform and digital currency developments. Her experience across these areas, as well as her service on other public company and advisory boards, allows her to provide significant insight to help guide the Company’s business strategy and enable it to thrive in a complex macroeconomic environment.
BACKGROUND: Julia is an independent director on the board of Robert Half, an international staffing and consulting firm, where she serves on the Audit and Nominating and Governance committees. Julia is a member of the Economic Studies Council at the Brookings Institution and member of the Advisory Boards of the Bureau of Economic Analysis, the Pension Research Council at the Wharton School, and the Cleveland Federal Reserve Center for Inflation Research. She received a B.A. in Economics from the University of Illinois and a Ph.D. in Economics from the University of Texas at Austin.
8	Dynex Capital, Inc.

Corporate Governance and Board Matters
Alexander I. Crawford | 59 Director Since: March 2024 Committees: • Audit • Compensation • Investment • Risk (Chair)
Key Skills:	Leadership and Strategy	Finance and Accounting	Public Company Governance
	Technology, Cybersecurity, & AI	Risk Management	Capital Markets & M&A
	Capital and Portfolio Management	Financial Services and Industry Knowledge	Government Policy and Regulatory
Alexander I. Crawford joined the board in March 2024.
BUSINESS LEADERSHIP, FINANCIAL SERVICES, AND TECHNOLOGY EXPERIENCE: Alexander brings extensive financial knowledge and expertise across the broad financial ecosystem, including global multi-asset risk management, public and private equity, credit, and tail-risk hedging. He is also recognized as a thought leader in the risk management of artificial intelligence (“AI”). As the founder, Chairman, and CEO of Artificial Intelligence Risk, Inc. since 2023, Alexander created a governance, risk, compliance, and cybersecurity platform for corporate AI and developed incisive data-driven analytics and quantitative tools to analyze and mitigate risks through innovative strategies. He also serves as an advisory board member of Economic, Inc., a data intelligence company that measures corporate environmental, health, and safety performance. Alexander is a thought leader on making AI effective, safe, and ethical and has written extensively on the topic. His background and expertise will help strengthen Dynex’s technology capabilities and position in an evolving financial services industry.
ADDITIONAL PROFESSIONAL EXPERIENCE: Alexander also brings to our Board extensive experience and expertise in risk management and compliance. He served in a number of senior risk management roles, including most recently as Partner and Chief Investment Risk Officer at Lord, Abbett & Co. LLC (“Lord Abbett”) from 2012 to 2022, and is now a Limited Partner there. As the Chief Investment Risk Officer, Alexander engaged with global regulators on various topics. He is well-respected by his peers and regulators and sat on numerous industry working groups during his tenure, such as leading the LIBOR transition effort at Lord Abbett. He was responsible for writing detailed regulatory policies and procedures for the U.S. and Europe and continues to engage globally on complying with existing and creating new policies regarding AI with governments, regulators, companies, and NGOs.
In addition, Alexander was a charter member of Lord Abbett’s ESG committee and has written extensively on the intersection of sustainability, ESG, and AI. He is the lead author of a forthcoming white paper using a data-driven approach that focuses on broadening sustainability to look at important sustainability metrics beyond simply greenhouse gases.
BACKGROUND: Alexander earned a B.S. in Computer Science from Harvard University. He has been a senior executive at major financial institutions, including Goldman Sachs, Morgan Stanley, Deutsche Bank, and RBS, for over 10 years. He has focused extensively on MBS throughout his career, and his MBS research has appeared in numerous publications. His 35-year career will offer significant insights for the Company’s business and make him a valuable member of the Board.
Dynex Capital, Inc.	9

Corporate Governance and Board Matters
Andrew I. Gray | 60 Director Since: March 2024 Committees: • Audit • Compensation • Investment • Nominating and Corporate Governance • Risk
Key Skills:	Leadership and Strategy	Finance and Accounting	Public Company Governance
	Technology, Cybersecurity, & AI	Risk Management	Human Capital Management and Executive Compensation
	Capital Markets & M&A	Capital and Portfolio Management	Financial Services and Industry Knowledge
Government Policy and Regulatory
Andrew I. Gray joined the board in March 2024.
Andrew is currently an Executive Advisor at MyNextSeason and has served on the Board of Trustees of the Global Association of Risk Professionals (GARP) since March 2017. Andrew has over 30 years of leadership experience across the financial services industry, including profit and loss management, strategy, finance, risk, and technology. He has a strong track record in guiding leadership teams and advising boards on business growth, operational improvement and risk, and regulatory compliance.
RISK PROFESSIONAL EXPERIENCE: Most recently, Andrew served as the Group Chief Risk Officer (“CRO”) and Management Committee member for The Depository Trust and Clearing Corporation (the “DTCC”) from 2015 to 2022. Over his tenure he transformed the global risk function and drove significant improvements in market, liquidity, credit, and non-financial risk capabilities, including cybersecurity, business continuity, data management, and operational risk. With his extensive background in the financial services and risk management industries, he plays a crucial role in helping guide Dynex’s operational and growth strategy.
BUSINESS LEADERSHIP EXPERIENCE: Prior to his CRO role, Andrew led DTCC’s core businesses, including Clearance and Settlement of Equities and Fixed Income products, Asset Services, Wealth Management Services, Insurance & Retirement Services, Institutional Trade Processing and Data Services. He had responsibility for P&L management, strategy development and execution, rollout of new business and industry initiatives, M&A transactions, and implementation of enhanced processes for business risk management. Previously, Andrew spent over a decade at Merrill Lynch in senior leadership roles, including COO of the firm’s Latin America and Canada business, Managing Director of Strategy and Business Development, and the Head of Corporate Planning for the enterprise. In these roles, he gained valuable experience in business restructuring and management, strategy development and execution, new business development, financial reporting, planning and analysis, technology transformation, and crisis management.
TECHNOLOGY EXPERIENCE: Andrew started his career at Booz Allen & Hamilton, where, as a member of the Information Technology Group, he led consultant teams supporting financial services clients around the world. In his industry roles, he has led technology transformation projects and, as CRO for DTCC, drove major investments in resilience and cybersecurity.
BACKGROUND: In addition to his current service as a GARP Board Trustee, Andrew chaired and served on DTCC subsidiary boards and was a Board Member of the International Securities Services Association. He received a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology and also has a Master of Government Administration from the University of Pennsylvania.
10	Dynex Capital, Inc.

Corporate Governance and Board Matters
Smriti L. Popenoe | 57 Co-Chief Executive Officer and President Director Since: 2023 Committee: • Investment Other Current Boards: Stress Indicators Incorporated
Key Skills:	Leadership and Strategy	Finance and Accounting	Public Company Governance
	Risk Management	Human Capital Management and Executive Compensation	Capital Markets & M&A
	Capital and Portfolio Management	Financial Services and Industry Knowledge
Smriti L. Popenoe joined the Board in September 2023. Smriti first joined Dynex as Chief Investment Officer in 2014 and also took on the role of President in 2020. In July 2024, she was promoted to serve alongside Mr. Boston as Co-Chief Executive Officer in addition to her role as President of Dynex. Smriti is accountable for the raising, deployment, and management of the Company’s capital and leads the team that oversees the Company’s investment portfolio, associated hedges, and financing arrangements.
LEADERSHIP EXPERIENCE: Smriti brings over 13 years of C-Suite experience and expertise in risk management, investment leadership, and best practices in portfolio optimization. In addition to her 10 years serving on Dynex’s leadership team, she previously served as Chief Risk Officer at PHH Corporation, a leading provider of mortgage banking and fleet management outsourcing services. She currently serves on the board of Industrial Indicators, Inc. (d/b/a SmartBolts).
FINANCIAL SERVICES AND PORTFOLIO MANAGEMENT EXPERIENCE: Smriti has three decades of experience in the financial services and risk management industries. Most recently, Smriti served from 2020 to 2024 as the Chair of the Investment Committee of the Mortgage Bankers Association. From 2006 to 2009, Smriti was Senior Vice President at Wells Fargo (then known as Wachovia Bank), where she managed its more than $100 billion investment portfolio and led the team through the financial crisis of 2009. From 2003 to 2006, she served as Senior Vice President, Investments with Sunset Financial Resources, a startup REIT. She managed an investment portfolio of $400B fixed-rate MBS and whole loans while with Freddie Mac at the beginning of her career.
BACKGROUND: Smriti received the Chartered Financial Analyst (CFA) designation in 1997 and holds three degrees: a B.S. in Chemistry and Environmental Science from St. Joseph’s College in Bangalore, India, an MBA from the University of Rochester and a Master’s-level French diploma from the Alliance Française. Smriti is committed to building winning teams and mentoring young professionals while pursuing her passion for the environment, personal growth, and lifelong learning.
Dynex Capital, Inc.	11

Corporate Governance and Board Matters
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending candidates for all directorships to the full Board. The Nominating and Corporate Governance Committee considers director candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement, or for any other reason. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders, or other persons. Candidates are evaluated by the Nominating and Corporate Governance Committee and may be considered at any point during the year. Each candidate for director goes through a rigorous interview and screening process and completes a director and officer questionnaire and independence review. Final approval of a candidate is determined by the full Board.
While the Board has not established any minimum set of qualifications for membership on the Board, the Nominating and Corporate Governance Committee will consider a candidate’s:
•
integrity

•
character

•
business experience

•
core values

•
accounting and financial expertise

•
reputation

•
civic and community relationships

•
knowledge and expertise in the Company’s industry

Shareholders wishing to recommend a director candidate to the Nominating and Corporate Governance Committee for its consideration should write to:
Dynex Capital, Inc. Attention: Investor Relations 140 Eastshore Drive, Suite 100 Glen Allen, Virginia 23059
To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the criteria discussed below. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the Nominating and Corporate Governance Committee as other suggested nominees. Shareholders wishing to nominate a director directly at a meeting of shareholders should follow the procedures set forth in the Company’s by-laws.
12	Dynex Capital, Inc.

Corporate Governance and Board Matters
DIRECTOR INDEPENDENCE
Each year, the Board determines the independence of directors in accordance with NYSE listing standards.
The Board has adopted the following categorical standards to guide it in determining whether a member of the Board can be considered “independent” for purposes of NYSE listing standards. Except with respect to members of the Audit Committee and the Compensation Committee, the following relationships between a non-employee director and the Company will not be considered material:
•
if during any 12-month period within the last three years, the director or any immediate family member of the director received $120,000 or less in direct compensation from the Company, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
if during each of the current fiscal year and three most recent fiscal years, the director is, or was, an executive officer or an employee (or has, or had, an immediate family member who is, or was, an executive officer) of another company that made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•
if the director serves as an executive officer of a charitable organization to which the Company made charitable contributions that did not exceed the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues in each of the last three fiscal years.

As part of its determination, the Board also considers the relationships described under “Certain Relationships and Related Transactions” on page 26.
As a result of its application of the categorical standards and the absence of other relationships, the Board has affirmatively determined (with each member abstaining from consideration of his or her own independence) that Mr. Alexander Crawford, Mr. Andrew Gray, Ms. Julia Coronado, Ms. Marie Chandoha, comprising all of the non-employee director nominees, are independent as defined by the NYSE listing standards. In addition, the Board previously determined that Ms. Joy Palmer, who is not standing for re-election, was independent.
Following the Annual Meeting, assuming all of the nominated directors are elected, the Company’s Board will consist of a majority of independent directors.
DIRECTOR QUALIFICATIONS AND ATTRIBUTES
The Board believes it is critical that the Board is composed of members with a broad spectrum of skills, professional and industry backgrounds, experience and expertise, tenure, and other relevant characteristics and attributes. The Board seeks candidates with a mix of experience, abilities and relevant attributes. The Nominating and Corporate Governance Committee also considers each candidate’s commitment, diligence, education, business acumen, and ability to act in the interest of all shareholders, including whether the candidate may be impacted by any conflicts of interest and whether the candidate has the ability to devote adequate time and effort to the responsibilities of the Board. The Nominating and Corporate Governance Committee further considers each candidate’s independence, as defined by the NYSE listing standards, as well as their time available to devote to Board duties and responsibilities.
BOARD COMPOSITION
The Board believes that a wide range of experience, skills and viewpoints contributes to and enhances its capabilities. The varied experiences and backgrounds of our individual directors help the Board better oversee the Company’s management and operations and assess risk and opportunities for the Company from a variety of perspectives.
The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. The Nominating and Corporate Governance Committee has developed a skills matrix to assist it in considering the appropriate balance of experience, skills, and attributes required of a director and to be represented on the Board as a whole. The skills matrix is based on the Company’s strategic plan and is periodically reviewed. Board candidates are evaluated against the skills matrix when the Nominating and Corporate Governance Committee determines whether to recommend candidates for initial election to the Board and when determining whether to recommend currently serving directors for re-election to the Board.
Dynex Capital, Inc.	13

Corporate Governance and Board Matters
DIRECTOR SKILLS AND EXPERIENCE MATRIX
The table below reflects some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy, along with the number of directors that have these skills. This director skills matrix is not intended to be an exhaustive list of each of our director’s skills or contributions to our Board. All of our directors also exhibit high integrity, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices. Additional information on each director, including some of their specific experience, qualifications, attributes and skills, is set forth below.
Experience & Qualifications	Relevance to Our Company	Total Directors
Leadership and Strategy	Executive experience managing business operations, leading people, navigating business cycles, and developing and implementing strategic plans and long-term corporate visions	6
Finance and Accounting	Experience or understanding in financial reporting, accounting, and auditing matters and practices, including as they apply to real estate investment trusts or mortgage finance companies	6
Public Company Governance	Experience on, or understanding of, public company boards, including corporate governance policies and practices and shareholder interests	6
Technology, Cybersecurity, & AI	Experience in managing or overseeing innovative technology, including artificial intelligence and large language models, cybersecurity, data management, information security, financial technology, or privacy matters	3
Risk Management	Experience or understanding in the management, assessment, and oversight of risk management programs and practices	6
Human Capital Management and Executive Compensation	Experience or understanding with matters relating to human capital management and resilience, including talent management and executive development, succession planning, and executive compensation	5
Capital Markets & M&A	Experience or understanding in capital markets, including capital raising and analyzing market fundamentals, and strategic business transactions, including mergers, acquisitions, and dispositions	6
Capital and Portfolio Management	Experience or understanding with capital allocation and investment and portfolio management strategies and activities, including an understanding of the relationship with the macroeconomy, interest rates, and fixed income markets	6
Financial Services and Industry Knowledge	Experience or understanding in the financial services, mortgage finance, real estate, and/or housing industries, including an understanding of the global economy and its impact on financial markets and the industry	6
Government Policy and Regulatory	Experience or understanding in legal, regulatory, government, or public policy matters	5
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Corporate Governance
Overview
Our Board of Directors:
1	oversees the activities of our management in the handling of the business and affairs of our Company	2	reviews and approves fundamental financial and business strategies	3	assesses major risks facing the Company	4	assures that the long-term interests of shareholders are being served

As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance. The Board has adopted a number of policies with respect to our corporate governance, including the Company’s Corporate Governance Guidelines, which include guidelines setting forth the operation of our Board and related governance matters, and the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which includes business conduct and ethics requirements for directors, officers, and employees of the Company.
The Corporate Governance Guidelines set forth the practices of the Board with respect to, among other things, its key responsibilities, size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, annual performance evaluation of the Board, director responsibilities, annual review of performance of the Co-Chief Executive Officers, management succession, and ethics and conduct.
The Code of Conduct addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment, and health and safety.
We intend to provide any required disclosure of an amendment to or waiver from the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on the Company’s website at www.dynexcapital.com under the links entitled “Investors” and then “Corporate Governance” and then “Governance Documents” promptly following any amendment or waiver. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.
The Board annually reviews and amends, as appropriate, our governance policies and procedures. The Corporate Governance Guidelines and the Code of Conduct are posted on our website and are available in print at no charge to any shareholder who requests them in writing, at the location below. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.
Dynex Capital, Inc. Attention: Investor Relations 140 Eastshore Drive, Suite 100 Glen Allen, Virginia 23059
www.dynexcapital.com

Dynex Capital, Inc.	15

Corporate Governance
Our Board of Directors
Our Board is elected by our shareholders to oversee our business and affairs. The Board advises and counsels management regarding the long-term interests of the Company, our shareholders, and other stakeholders regarding a broad range of subjects. The Board and its Committees also perform a number of specific functions, such as:
BOARD OF DIRECTOR AND COMMITTEE RESPONSIBILITIES
•
Selecting, evaluating performance of, and compensating the Co-Chief Executive Officers, overseeing Chief Executive Officer succession planning, and providing counsel and oversight on the selection, evaluation, development, and compensation of senior management

•
Reviewing, approving, and monitoring fundamental financial and business strategies, including:

•
our annual plan and longer-term strategic plans

•
significant capital expenditures and uses of the Company’s funds

•
other major corporate actions

•
Ensuring processes are in place for maintaining:

•
the integrity of the Company, the integrity of its financial statements

•
the integrity of its compliance with laws, rules, regulations, and ethics

•
the integrity of its relationships with stakeholders

•
Assessing major risks facing the Company and reviewing options for their management and mitigation

•
Regularly reviewing the Company’s:

•
culture and performance

•
governance policies

Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure both a highly engaged and high-functioning Board and independent oversight of senior management. The Company’s Corporate Governance Guidelines provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its shareholders at any particular time, including whether it is best for the Company for the roles of Chairperson of the Board and Chief Executive Officer to be separate or combined.
At the present time, the Board believes a leadership model with a combined Chairman and Chief Executive Officer position and a Lead Independent Director best supports the creation of long-term, sustainable value for our shareholders. The current Chairman of the Board and Co-Chief Executive Officer, Mr. Byron Boston, possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and has extensive industry experience from his tenure as a director and his lengthy career in the housing finance sector, and is thus best positioned to ensure that the Board’s time and attention are focused on the most critical matters facing the Company. The Board also believes that Mr. Boston’s combined role provides an effective bridge between the Board and senior management, creating strong, unified leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently.
The Board recognizes the benefit of independent leadership with a clearly defined role and set of responsibilities to enhance the effectiveness of the Board’s oversight role. For this reason, the Corporate Governance Guidelines provide that, in the event the Chairperson of the Board and Chief Executive Officer positions are held by one person, the Company’s independent directors may designate a Lead Independent Director from among the independent directors. The designation of the Lead Independent Director is to be made annually by a majority vote of the independent directors. The Corporate Governance Guidelines provide the position a clear mandate, significant authority, and well-defined responsibilities, including the following:
16	Dynex Capital, Inc.

Corporate Governance
LEAD INDEPENDENT DIRECTOR’S RESPONSIBILITIES
•
Assist the Chairperson of the Board with Board-related matters

•
Consult with the Chairperson regarding Board meeting agendas to ensure that the Board is discussing topics deemed important by the independent directors and/or non-management directors

•
Call meetings of the independent directors and/or non-management directors

•
Develop an agenda for and serve as chairperson of executive sessions of the Board’s independent directors and/or non-management directors

•
Serve as chairperson of the executive sessions of the Board’s independent directors and/or non-management directors

•
Serve as a liaison between the independent directors and/or non-management directors and the Chairperson of the Board

•
If requested by the Company’s shareholders, serve as a liaison between the independent directors and/or non-management directors and the Company’s shareholders

•
Collaborate with the Chairperson of the Board and management regarding communications with shareholders or external parties about the Company

•
Facilitate consensus among directors on key issues

•
Promote open and direct communication regarding concerns about the Board or the Company

•
Authorize the retention of outside advisors and consultants who report directly to the Board;

•
Serve as chairperson of any special committee of independent directors appointed by the Board, unless otherwise determined by the Board

•
Assist the chairperson of the Nominating and Corporate Governance Committee in providing feedback to directors as part of the Board’s evaluation process

Consistent with this structure, Ms. Julia Coronado currently serves as the Lead Independent Director. She assists with setting agendas, calling meetings of the independent directors and/or non-management directors as needed, and serving as the liaison between the independent directors and the Chairman. Mr. Boston and Ms. Coronado collaborate together, drawing upon their deep knowledge of economics, the operations of the business and industry, to best serve the interests of the Company and ensure appropriate oversight.
In practice, the Board expects the independent directors will work collaboratively with Mr. Boston to discharge their Board responsibilities. The Company believes that this approach effectively encourages full participation by all Board members in relevant matters, while avoiding unnecessary hierarchy. It provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The Board believes that additional structure or formalities would not enhance the substantive corporate governance process and could restrict the access of individual Board members to management.
The Board periodically reviews the Company’s corporate governance structure to ensure that it remains the most appropriate structure for the Company and its shareholders. As a result, although the Board has determined that the current structure works best for the Company at this time, the Board may implement another structure if deemed to be appropriate in the future.
The Company’s Corporate Governance Guidelines are available on our website, www.dynexcapital.com, under the links entitled “Investors” and then “Corporate Governance” and then “Governance Documents.” Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.
Dynex Capital, Inc.	17

Corporate Governance
Board Size and Committees
It is the policy of the Company that the number of directors should not exceed a number that can function efficiently as a body. The Board currently consists of seven members, five of whom have been affirmatively determined to be independent.
The Board currently has five standing committees: Audit, Compensation, Investment, Nominating and Corporate Governance, and Risk. With the exception of the Investment Committee and the Risk Committee, each Committee consists entirely of independent, non-employee directors.
The responsibilities of such Committees are more fully discussed below under “Committees of the Board of Directors.”
The Nominating and Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board and its Committees.
Committees of the Board of Directors
The Board has established and approved formal written charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. The full texts of the charters of these four committees are available on our website, www.dynexcapital.com, under the links entitled “Investors” and then “Corporate Governance” and then “Governance Documents.” Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC. The charters are also available in print at no charge to any shareholder who requests them by writing to Dynex Capital, Inc., Attention: Investor Relations, 140 Eastshore Drive, Suite 100, Glen Allen, Virginia 23059.
The Investment Committee, which is comprised of Byron L. Boston, Marie Chandoha, Julia L. Coronado, Alexander I. Crawford, Andrew I. Gray, Joy D. Palmer and Smriti L. Popenoe, is responsible for overseeing the investment activities of the Company and the risks related to these activities. The Investment Committee meets between scheduled Board meetings as necessary when more frequent discussions of investment and related activities are warranted. In 2025, the Investment Committee met four times.
Outlined below are descriptions of the membership, roles and responsibilities of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee as of the date of this Proxy Statement.
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Corporate Governance
THE AUDIT COMMITTEE	Meetings in 2025: 5

MEMBERS
• Joy D. Palmer (Chair)
• Marie Chandoha
• Alexander I. Crawford
• Andrew I. Gray
QUALIFICATIONS
•
The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the SEC.

•
The Board has also determined Ms. Palmer, Ms. Chandoha, Mr. Crawford, and Mr. Gray are “audit committee financial experts” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 and have “financial expertise” for purposes of the rules of the New York Stock Exchange.

AUDIT COMMITTEE REPORT
See page 59.

KEY RESPONSIBILITIES
The primary duties of the Audit Committee are:
•
to assist the Board in its oversight of:

•
the integrity of the Company’s financial statements

•
the Company’s compliance with legal and regulatory requirements

•
the qualifications, independence and performance of the Company’s independent registered public accounting firm

•
the performance of the Company’s internal audit function

•
to appoint, compensate, retain and oversee the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company (the independent registered public accounting firm shall report directly to the Audit Committee)

•
to review and approve the “Audit Committee Report” required by the rules of the SEC to be included in the Company’s annual proxy statement

•
to review and discuss with management and the internal auditor the Company’s policies and guidelines governing the process by which risk assessment and risk management, including with respect to major financial risk exposures, are handled by the Company; provided, that this oversight responsibility shall contemplate the oversight responsibilities of the Risk Committee

In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls, or other financial aspects of the operations of the Company.

Dynex Capital, Inc.	19

Corporate Governance
THE COMPENSATION COMMITTEE	Meetings in 2025: 6

MEMBERS
•
Julia L. Coronado (Chair)

•
Alexander I. Crawford

•
Andrew I. Gray

QUALIFICATIONS
•
The Board has determined that each member of the Compensation Committee is independent in accordance with the rules of the New York Stock Exchange.

COMPENSATION COMMITTEE REPORT
See page 45.

KEY RESPONSIBILITIES
The primary duties of the Compensation Committee are:
•
to assist the Board in its oversight of:

•
the Company’s policies, processes, and progress with regard to employee recruitment, engagement, compensation, talent development, and resiliency

•
compensation of the Company’s executive officers and non-employee directors

•
to review and approve corporate goals and objectives relevant to the compensation of the Co-Chief Executive Officers and evaluate the performance of the Co-Chief Executive Officers annually in light of such goals and objectives

•
to review and discuss with management the Compensation Discussion and Analysis required by the rules of the SEC

•
to oversee an annual review of the Company’s incentive compensation arrangements as they relate to risk management practices and risk-taking incentives

•
to oversee and review the Company’s policies and procedures related to recruiting, developing, retaining and compensating employees (including non-executive officers)

•
to appoint, compensate and oversee the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee

See “Compensation Discussion and Analysis” and “Compensation Committee Report” below for further discussion of the Compensation Committee’s activities in 2025.

20	Dynex Capital, Inc.

Corporate Governance
THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Meetings in 2025: 3

MEMBERS
•
Marie Chandoha (Chair)

•
Julia L. Coronado

•
Joy D. Palmer

•
Andrew I. Gray

QUALIFICATIONS
•
The Board has determined that each member of the Nominating and Corporate Governance Committee is independent in accordance with the rules of the New York Stock Exchange.

KEY RESPONSIBILITIES
The primary duties of the Nominating and Corporate Governance Committee are:
•
the identification of individuals qualified to become Board members and the recommendation to the Board of nominees for election to the Board at the next annual meeting of shareholders or whenever a vacancy shall occur on the Board

•
the oversight of the evaluation process for reviewing the performance of the Board and its Committees

•
ensuring the Company has appropriately planned for management succession

•
the development of the Corporate Governance Guidelines

•
the oversight of director orientation and continuing education

•
the oversight of the Company’s strategies, activities, policies and communications regarding corporate responsibility, sustainability and other related matters

The Nominating and Corporate Governance Committee is charged with recommending candidates for all directorships to the full Board. The Nominating and Corporate Governance Committee monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial experience, and independent directors. If the Nominating and Corporate Governance Committee determines that it is in the best interests of the Company to add new Board members, it will identify and evaluate candidates as discussed in more detail above under “Corporate Governance — Board Composition.” Candidates are considered by the Nominating and Corporate Governance Committee in light of the qualifications for directors set forth above under “Corporate Governance — Director Qualifications and Attributes.”

Dynex Capital, Inc.	21

Corporate Governance
THE RISK COMMITTEE	Meetings in 2025: 3

MEMBERS
•
Alexander I. Crawford (Chair)

•
Marie Chandoha

•
Andrew I. Gray

•
Byron L. Boston

QUALIFICATIONS
•
The Board has determined that a majority of the members of the Risk Committee are independent in accordance with the rules of the New York Stock Exchange.

KEY RESPONSIBILITIES
The primary duties of the Risk Committee are:
•
assisting the Board in its oversight of:

•
management’s performance in assessing key risks facing the Company across all major risk categories (primarily existential risks)

•
the Company’s enterprise risk management function

•
coordinating communication among the various Committees of the Board regarding the Company’s risk management framework, as necessary or appropriate

•
reviewing and discussing with management potential emerging or evolving risks and the potential impacts to the Company and its business

For more information regarding the Risk Committee’s specific risk oversight focus areas, see “The Board’s Role in Risk Oversight.”

Meetings and Attendance
The Board met eight times in 2025. Each of our directors attended more than 75% of the meetings of the Board and committees on which he or she served in 2025. Executive sessions where independent or non-management directors meet are held regularly without management participation. At least once per year, the Board schedules an executive session including only independent directors. Ms. Coronado, in her role as Lead Independent Director, generally presides at the executive sessions of the independent directors.
All members of the Board are encouraged to attend the Annual Meeting. All of the members of the Board attended the 2025 Annual Meeting of Shareholders and we expect that all of the director nominees will attend the Annual Meeting.
Board Refreshment
Shareholders consistently highlight board refreshment as an important area of focus, and the Board has adopted a Board Refreshment Policy to ensure that the Board is composed of directors with the best combination of knowledge, skills, experience, backgrounds and perspectives to oversee and support the Company’s strategy for the future. Our Board is composed of a highly capable group of directors that are well-equipped to oversee the success of our business and effectively represent the interests of our shareholders, and we are committed to ensuring it remains this way through effective succession planning and refreshment. We are pleased that in the past five years, we have welcomed six new directors. This refreshment process has infused unique ideas and fresh perspectives into the boardroom.
While the Board has not adopted term limits, the Board Refreshment Policy provides for formal evaluations of board members after 5, 10 and 15 years of service on the Board. Further, age limits have been established under the Board Refreshment Policy with a formal review of director capacity and desire to serve at age 70. Directors may not stand for reelection after reaching age 75 unless an exception is approved by unanimous vote of the Board and a determination that the director’s continued service is in the best interests of the Company and its shareholders.
Board And Committee Self-Evaluation
The Board recognizes that a constructive evaluation process is an essential corporate governance tool to measure Board effectiveness. The members of the Board, each Committee and the Board as a whole are required to conduct a self-evaluation of their performance. The evaluation process is organized by the Nominating and Corporate
22	Dynex Capital, Inc.

Corporate Governance
Governance Committee, occurs at least annually, and is reevaluated each year to ensure it complies with current best practices. The evaluation is part of a detailed review of directors’ qualifications for re-nomination. The Nominating and Corporate Governance Committee reports its findings and conclusions to the Board, identifying any areas for improvement, and overseeing follow up when needed, including any need for Board refreshment to ensure the fit of the Board and individual Board members with the strategic objectives of the Company, as they change over time.
Director Stock Ownership Requirements
Under current Company policy, each non-employee director is required to maintain throughout their service as a director a minimum equity investment in the Company equal to five times the annual cash retainer fee paid to non-employee directors.
Shares that count toward the minimum ownership level are shares owned individually or by the director’s immediate family residing in the same household, shares held in trust for the benefit of the director or his or her family and unvested shares of restricted stock. Until the minimum ownership level is met, a non-employee director must retain 100% of the after-tax shares from the vesting of our common stock granted to the director as compensation.
The Compensation Committee reviews annually each non-employee director’s compliance with the minimum stock ownership guidelines and may grant exceptions to these guidelines in special circumstances on a case-by-case basis.
The Board’s Role In Risk Oversight
The Board has responsibility for risk oversight, including understanding critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, and ensuring that such risk management processes are functioning adequately. Directors are expected to devote sufficient time and apply themselves to understanding the Company’s business and its significant risks. The Board as a whole regularly discusses with management the key strategic risks facing the Company, both short-term and long-term.
The Board also discharges its risk oversight function through its Committees, which have been delegated risk oversight duties within their areas of responsibility and provide regular reports regarding their activities to the full Board. In June 2025, the Board also established a Risk Committee of the Board to further assist the Board in fulfilling its risk management oversight responsibilities. The Risk Committee is responsible for overseeing the enterprise risk management function of the Company as well as key risks facing the Company across all major risk categories.
The Board and its Committee, among other areas of focus, regularly oversee the following key risks:
•
investment portfolio management and associated strategies

•
liquidity and market risk, including interest rate risk

•
credit and counterparty risk

•
operational risk

•
third party risk

•
cybersecurity and technology risk

The Board also reviews the Company’s strategic business plans, which includes evaluating the risks associated with these plans. In addition, the Board periodically consults with outside advisors and experts to anticipate potential emerging risks or trends.
The Company’s senior management is responsible for the day-to-day management of risks the Company faces. Management communicates regularly with the Board, Board Committees, and individual directors on the significant risks identified and how they are being managed, including through regular reports on particular risks to the Company and our risk management strategies and activities.
Dynex Capital, Inc.	23

Corporate Governance
Each of the Committees of the Board actively monitors the Company’s policies and practices with respect to risk management and assessment. The risk oversight focus areas of the Committees are:

Audit Committee	Compensation Committee

•
Reviews and discusses with management, the independent auditor, and control personnel the risks related to financial reporting and accounting, including the Company’s internal controls

•
Oversees the independent auditor and internal audit function and risks associated with the annual audit activities

•
Oversees risks associated with legal and regulatory compliance, including compliance with the Code of Conduct

•
Oversees the executive compensation program and practices and associated risks, such as shareholder support of the executive pay

•
Reviews and approves incentive compensation for senior executives, including whether it encourages excessive risk-taking

•
Oversees human capital management, including risks associated with recruitment, retention, and development of key talent

Nominating and Corporate Governance Committee	Risk Committee

•
Oversees Board governance matters, including risks associated with structure and composition of the Board and its Committees

•
Oversees the Company’s corporate governance policies and practices, including the Corporate Governance Guidelines, and associated risks

•
Oversees management succession planning for key senior executives

•
Oversees the Company’s enterprise risk management program

•
Oversees the strategies, practices and processes established by management to assess and mitigate key risks

•
Reviews and discusses periodic reporting from management on the Company’s key risks across all major risk categories, including market, liquidity, credit (including counterparty), and operational (including cyber, third party, and information security) risk

•
Reviews and discusses periodic scenario planning and analysis by management to identify and mitigate potential risks

Investment Committee

•
Oversees risks related to the Company’s investment activities of the Company, including the risk profile of the investment portfolio and risk management strategies for the Company’s investments

•
Oversees the compliance with the Company’s investment policy

24	Dynex Capital, Inc.

Corporate Governance
Analysis of Risk Associated with Compensation Policies and Practices
The Compensation Committee oversees an annual review of our compensation programs to determine whether such programs encourage excessive risk-taking by our employees. The most recent review was conducted in February 2026. The review included identification of the relevant compensation policies and practices, review of potential related risks, and analysis of risk-mitigating factors, including the Company’s system of internal controls and oversight. Based on the review, it was determined that the potential risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company. In making this determination, the review took into account the structure of our compensation programs, the amount of cash compensation available to employees in the form of base salary, the involvement of the Compensation Committee in setting compensation for executive officers and in particular for those individuals who can commit the Company’s capital or who manage the Company’s risk, and the oversight of the Board and its Committees in monitoring certain risk tolerances and internal controls.
For additional information regarding the Compensation Committee, see “Corporate Governance — Committees of the Board of Directors” beginning on page 18 of this Proxy Statement, and “Executive Compensation — Compensation Discussion and Analysis” beginning on page 33 of this Proxy Statement.
The Board’s Role in Succession Planning
The Nominating and Corporate Governance Committee is responsible for ensuring that the Company has appropriately planned for management succession, including the identification and development of executive talent, with a focus on key person risks. The Nominating and Corporate Governance Committee reviews annually, with the Co-Chief Executive Officers, management succession planning and develops and maintains policies for the selection of key executives.
Corporate Culture
The Company is guided by its values-driven culture and mission to win with integrity. Under our core values, we hold ourselves to the highest ethical standards as we believe that an ethical stewardship mindset has a direct impact on our portfolio’s risk and return.
OUR CORE VALUES
DELIVERING VALUE	BUILDING TRUST	BEING CURIOUS	BEING KIND
We are committed to delivering lasting value. We are focused on long-term performance and driving results for our stakeholders.	We earn trust by acting with integrity, fostering a stewardship mindset and demonstrating transparency. We believe that trustworthiness is both our strength and responsibility.	We believe in continuously challenging the status quo and exploring the unknown. We embrace feedback and remain adaptable to position ourselves to thrive in a dynamic financial landscape.	We value building a culture rooted in mutual regard and shared purpose, where collaboration and excellence can thrive.
As part of our mission and core values, Dynex focuses on key attributes that each employee, Board member, consultant, and business partner embodies. Delivering value, being curious, building trust, and being kind allow us to build a winning team that is focused on alignment with shareholders, being prepared, looking around corners for potential risks, being a trusted partner, and also helping each other develop and grow. These values propel us to seek different perspectives, which is essential in our business. We hire, evaluate, reward, and promote based on experience, performance, and values.
Dynex Capital, Inc.	25

Corporate Governance
Corporate Responsibility
We believe our corporate governance practices and initiatives are important in growing the Company and building resilience to challenges that may arise. Corporate responsibility and sustainability are demonstrated by the Company’s ability to deliver its commitments to shareholders, employees, customers, communities, and the overall environment in which we operate and do business.
We view our employees as our most important asset and as the key to managing a successful business for the benefit of all of our stakeholders. We are committed to creating an environment where our employees can grow professionally and contribute to the success of the Company. We provide a variety of resources and benefits to employees, focused on the health, safety, and well-being of our employees. We provide, among other resources and benefits, comprehensive medical benefits, flexible work arrangements, onsite fitness center access, a competitive 401(k) plan with company matching benefits, and an employee assistance program.
In 2025, the Company moved into a new office headquarters that is more efficient and purpose-built and better allows employees to walk to various amenities. The Company also opened an office in New York City that allows employees to commute to and from the office through a variety of environmentally friendly means.
We continue to search for opportunities in pursuit of the long-term success of our business and to enhance the communities where we operate through corporate giving, employee volunteering, human capital development, and a focus on resilience.
Management also oversees the implementation of the Sustainability Accounting Standards Board (“SASB”) Conceptual Framework, which were adopted in 2020. The Company has published its SASB disclosure in accordance with the Financials Sector standards of SASB on its website at www.dynexcapital.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.
Communications with the Board
Any director may be contacted by writing to such director c/o the Secretary of the Company at the address set forth in the beginning of this Proxy Statement. The Company promptly forwards, without screening, any correspondence addressed to a specified director to such director, and any correspondence addressed to the non-management directors as a group to the Lead Independent Director of the Board.
Certain Relationships and Related Transactions
POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS
The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the Company’s best interests and those of our shareholders. Therefore, our Board has adopted a formal, written Related Party Transactions Policy with respect to related party transactions.
For the purpose of the Related Party Transactions Policy, a “related party transaction” is a transaction in which the Company or any of its subsidiaries or affiliates is a party, and in which any related party has a direct or indirect material interest.
A “related party” as defined in our Related Party Transactions Policy means:
•
any officer of the Company who is a reporting person under Section 16 of the Securities and Exchange Act of 1934, as amended,

•
any director or director nominee of the Company,

•
any person who is the owner of more than 5% of the Company’s voting securities, or

•
the immediate family member of any of the foregoing. For purposes of the Related Party Transactions Policy, an “immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, or any person sharing the household (other than a tenant or employee).

Notwithstanding the foregoing, certain types of transactions are deemed not to create a material interest on the part of the related party and are deemed to be pre-approved for purposes of the Related Party Transaction Policy, including, but not limited to, transactions in which the aggregate amount involved does not exceed $120,000 in a calendar year.
26	Dynex Capital, Inc.

Corporate Governance
Under the Related Party Transaction Policy, any related party transaction must be approved or ratified by the independent directors or the Nominating and Corporate Governance Committee. A related party transaction may not be approved or ratified unless a determination has been made that the proposed transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.
No director may participate in any discussion, consideration, approval, or ratification of a proposed transaction for which he or she is a related party, except that he or she shall provide all material information concerning the transaction to the independent directors or Nominating and Corporate Governance Committee, as applicable. Any related party transactions approved or ratified pursuant to the Related Party Transactions policy will be reported to the Board in the ordinary course of business.
2025 RELATED PARTY TRANSACTIONS
Since January 1, 2025, there has not been, nor is there currently proposed, any related party transaction in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.
Compensation Committee Interlocks and Insider Participation
None of our current or former executive officers currently serve, or have served during the last year, as a member of our Compensation Committee or as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
Director Compensation
Director compensation is reviewed and approved by the Board based on recommendations of the Compensation Committee. The Compensation Committee reviews director compensation annually in an effort to determine if the Company pays competitive compensation to attract and retain highly qualified directors and appropriately aligns directors’ interests with the long-term interests of the Company’s shareholders.
In 2025, Ferguson Partners Consulting L.P. (“FPC”) conducted a review of the Company’s non-employee director compensation program compared to several peer companies with reasonably similar market capitalization and business strategy. On the basis of the review by FPC, the Board approved a compensation program for non-employee directors for the period following the 2025 Annual Meeting of Shareholders through our 2026 Annual Meeting of Shareholders.
The table below summarizes the annual compensation for the Company’s independent, non-employee directors during 2025. Each compensation element is discussed in the text following the table.
Director Compensation for 2025*
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Marie Chandoha	124,105	242,048	—	366,153
Julia L. Coronado	149,127	190,441	7,518	347,086
Alexander I. Crawford	120,909	144,736	7,518	273,163
Andrew I. Gray	124,105	144,736	7,518	276,359
Joy D. Palmer	136,825	190,441	7,518	334,784

*
Columns for “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Non-qualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(1)
The amounts in this column reflect the grant date fair value of grants of restricted stock units (“RSUs”) to each listed director under the Company’s 2025 Stock and Incentive Plan (the “2025 Plan”), calculated in accordance with ASC Topic 718. The grant date fair value of the RSUs is based on the closing price of the Company’s common stock on the grant date of May 23, 2025 for each of Messrs. Crawford and Gray and Mses. Chandoha, Coronado, and Palmer. The amounts in this column also reflect the grant date fair value on May 23, 2025 of the following number of RSUs granted to each of the respective directors for past service on the Board for which they had not previously received an equity retention grant: Ms. Chandoha, 9,877 RSUs; Ms. Coronado, 5,522 RSUs; Mr. Crawford, 1,665 RSUs; Mr. Gray, 1,665 RSUs; and Ms. Palmer, 5,522 RSUs.

(2)
The amounts in this column reflect dividends paid in 2025 on unvested restricted stock held by the directors. Ms. Chandoha, who joined the Board in June 2024 after the annual equity grants of restricted stock were made to non-employee directors in 2024, received RSUs under the 2025 Plan after it was adopted at the 2025 Annual Meeting of Shareholders.

Dynex Capital, Inc.	27

Corporate Governance
Under the most recently approved non-employee director compensation program, the following Board and Committee retainer fees were paid to the relevant non-employee directors:
Non-Employee Director Compensation	Annual Retainer ($)
Annual Retainer Fee (Cash)	$100,000
Annual Retainer Fee (RSUs)	$125,000
Lead Independent Director	$30,000
Committee Service	Chair	Member
Audit Committee	$30,000	$10,000
Compensation Committee	$25,000	$10,000
Nominating and Corporate Governance Committee	$20,000	$10,000
Risk Committee	$20,000	$10,000
We also compensate our non-employee directors an additional $1,000 for each meeting of the Board attended above 15 meetings per year and an additional $1,000 for each meeting of a Board Committee attended above 15 meetings per year. Further, we reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its Committees.
In May 2025, each non-employee director received an annual equity award of RSUs in the amount of approximately $125,000. The number of RSUs granted to each non-employee director for such annual equity award totaled 10,549 RSUs, which was based on the closing price of the common stock on the date of grant, rounded up in the case of a fractional share. These RSU awards were granted under the 2025 Plan and generally vest at the end of one year, provided that the director continues to serve as a member of the Board through the applicable vesting date and subject to acceleration of vesting in the event of a Change in Control (as defined in the 2025 Plan) prior to the scheduled vesting date. Any RSUs that vest will be paid in shares of the Company’s common stock. Dividend equivalents will accrue on the RSUs and will be paid in cash to the non-employee director only if and to the extent the RSUs vest.
Non-Qualified Deferred Compensation for 2025
The Company does not have a non-qualified deferred compensation plan.
28	Dynex Capital, Inc.

Executive Officers
The following table provides information on the individuals serving as executive officers of the Company as of the date of this Proxy Statement.
Name (Age)	Current Title	Business Experience
BYRON L. BOSTON 67	Co-Chief Executive Officer and Chairman of the Board
Chairman since December 2023; Co-Chief Executive Officer since July 2024; Chief Executive Officer from January 2014 to July 2024; Co-Chief Investment Officer from January 2014 to December 2023; Chief Investment Officer from April 2008 to January 2014; President from March 2012 to December 2020; Director since March 2012.

SMRITI L. POPENOE 57	Co-Chief Executive Officer and President
Co-Chief Executive Officer since July 2024; President since December 2020; Chief/Co-Chief Investment Officer from January 2014 to January 2025; Chief Risk Officer of PHH Corporation between 2010 and 2013; Senior Vice President, Balance Sheet Management, of Wachovia Bank, from 2006 to 2009.

MICHAEL A. SARTORI 45	Chief Financial Officer	Chief Financial Officer since February 2026; Head of Capital Markets and Financial Planning and Analysis from October 2019 to February 2026; Assistant Controller from August 2013 to October 2019.
Dynex Capital, Inc.	29

Executive Officers
Executive Leadership
Since July 2024, the Company has operated with a Co-Chief Executive Officer (“Co-CEO”) structure, when Smriti Popenoe was promoted to serve as Co-CEO alongside our Chairman, Byron Boston. The Co-CEO model represents a formalized continuation of the working relationship between Mr. Boston and Ms. Popenoe that has evolved over nearly 30 years of working together as professional colleagues and leaders.
We believe that the Co-CEO structure provides a strategic advantage for our Company as it allows two highly experienced executives the ability to partner together with complementary skills to further our business.
While both Co-CEOs are ultimately responsible for the Company’s day-to-day business operations and jointly oversee the management of the Company, they also are each able to leverage their individual skills and strengths to enhance the Company’s strategy, execution, and culture, and deliver value for our shareholders, employees, and other stakeholders. In addition, we believe the Co-CEO structure gives us a competitive advantage because it provides an efficient and effective leadership model to support our growth. The effectiveness of the Co-CEO structure is regularly evaluated, along with executive succession.
30	Dynex Capital, Inc.

OWNERSHIP OF DYNEX STOCK
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information regarding the beneficial ownership of shares of common stock and preferred stock as of March 25, 2026, by: (a) each director of the Company, (b) each named executive officer of the Company, and (c) all directors and executive officers of the Company as a group.
Unless otherwise indicated, each person has sole investment and sole voting power with respect to the securities shown, and none of the shares are pledged. The business address of each director and named executive officer is the Company’s principal address.
	Common Stock		Series C Preferred Stock(1)
Name	Shares	Percentage(2)	Shares	Percentage(3)
Byron L. Boston(4)	862,422	*	—	—
Marie Chandoha	20,426	*	—	—
Robert S. Colligan(5)	266,836	*	—	—
Julia L. Coronado	45,670	*	—	—
Alexander I. Crawford	21,731	*	—	—
Andrew I. Gray	21,731	*	—	—
Joy D. Palmer(6)	45,670	*	—	—
Smriti L. Popenoe(7)	289,471	*	—	—
Michael A. Sartori(8)	6,355	*	1,714	*
All directors and executive officers as a group (9 persons)	1,580,312	*	1,714	*

*
Percentage of ownership is less than one percent of the outstanding shares.

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”). For Mr. Sartori, this table excludes 29,224 shares underlying RSUs that were granted May 28, 2025 and March 4, 2026 and 85,899 shares underlying performance-based stock units (“PSUs”) that were granted March 4, 2026, but remain subject to vesting conditions for more than 60 days after March 25, 2026. For Ms. Popenoe, this table excludes 263,935 shares underlying RSUs and 463,650 shares underlying PSUs that were granted September 8, 2023, March 8, 2024, February 21, 2025, May 28, 2025 and March 4, 2026, but remain subject to vesting conditions for more than 60 days after March 25, 2026. For Mr. Boston, this table includes 234,156 shares underlying RSUs that were granted March 8, 2024, February 21, 2025, May 28, 2025, and March 4, 2026 because those units are not subject to additional vesting conditions since he became retirement eligible in November 2023 and thus are considered presently exercisable. For Mr. Boston, this table excludes 39,812 shares underlying RSUs that were granted September 8, 2023 and for which vesting conditions are not subject to retirement eligibility. For Mr. Boston, this table also excludes 507,912 shares underlying the target number of PSUs that were granted March 8, 2024, May 28, 2025, and March 4, 2026 because these units remain subject to performance-based vesting conditions for more than 60 days after March 25, 2026.
(1)
The shares of Series C Preferred Stock are nonvoting except in very limited circumstances affecting the rights of the holders of such shares and are not convertible into common stock except in connection with certain change in control events.

(2)
Each percentage is based on 206,947,054 shares of common stock issued and outstanding as of March 25, 2026.

(3)
Each percentage is based upon 4,460,000 shares of Series C Preferred Stock issued and outstanding.

(4)
Amount includes 3,000 shares held in Mr. Boston’s sons’ accounts over which Mr. Boston shares voting and investment power.

(5)
Mr. Colligan ceased serving as Chief Financial Officer on February 26, 2026. The number of shares listed includes 214,439 shares, which assumes all of Mr. Colligan’s outstanding RSUs vest and all of Mr. Colligan’s outstanding PSUs (other than the PSUs granted on March 4, 2026) vest, pursuant to the terms of the applicable award agreements, upon his termination, which will occur within 60 days of March 25, 2026. Given that the PSUs are subject to performance conditions that cannot be calculated as of March 25, 2026, the number of shares listed assumes target achievement.

(6)
Ms. Palmer will not stand for re-election to the Board at the Annual Meeting.

(7)
Amount includes 4,780 shares of common stock held in Ms. Popenoe’s spouse’s IRA account over which Ms. Popenoe shares voting and investment power.

(8)
Mr. Sartori was appointed as Chief Financial Officer on February 26, 2026.

Dynex Capital, Inc.	31

OWNERSHIP OF DYNEX STOCK
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
We are not aware of any shareholders that, as of March 25, 2026, beneficially owned more than 5% of our common stock.
32	Dynex Capital, Inc.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including a description of the Company’s compensation philosophy and objectives and a discussion of the material elements of compensation for the Company’s named executive officers for 2025. The Company had three executive officers during 2025, who are referred to in this Proxy Statement as our “named executive officers” (or “NEOs”) and are listed below with their current titles(1):
Byron L. Boston	Smriti L. Popenoe
Co-Chief Executive Officer and Chairman of the Board	Co-Chief Executive Officer and President

(1)
As of February 26, 2026, Robert S. Colligan has been serving as Senior Advisor to the Co-CEOs. He previously served as Chief Financial Officer of the Company and is considered a NEO for 2025. He ceased serving as Chief Financial Officer on February 26, 2026. Michael A. Sartori, the Company's Chief Financial Officer as of February 26, 2026, was not an executive officer or a NEO of the Company during 2025.

EXECUTIVE SUMMARY
Our pay-for-performance philosophy and key principles of our executive compensation program aligned with our performance objectives for the 2025 fiscal year. As discussed further below, along with a competitive base salary, the Company provides annual incentives through an annual cash incentive plan (the “Cash Incentive Plan”) and long-term equity incentive compensation (“EIC”) issued under the 2025 Stock and Incentive Plan (the “2025 Plan”), which are structured to incentivize the Company’s executive officers to achieve corporate and individual objectives and align their interests with those of our shareholders, in the near term and over the longer term, respectively.
Compensation Objective and Philosophy
Our executive compensation program is designed to attract, motivate and retain highly skilled employees who will manage the Company in a manner to:
•
preserve our capital;

•
generate positive economic return to our shareholders in the form of dividends, book value stability and potential growth;

•
advance the interests of our shareholders; and

•
maintain a culture of integrity and ensure that our compensation practices do not promote or motivate excessive risk taking by our employees.

We incorporate a pay-for-performance philosophy in our compensation programs by linking incentive compensation to our operating performance and the attainment of financial, operational, and strategic objectives. We also actively promote the ownership of Company stock by our executive officers, including formal stock ownership guidelines and maintaining a compensation program focused on time-based, and performance-based, vesting equity awards.
The Compensation Committee understands that the specialized nature and complexities of the Company’s business, and in particular its investment, financing, capital and risk management activities and REIT structure, require individuals with unique experience and skills. The Compensation Committee also understands the potential volatility in the Company’s performance given its use of leverage in its business model and the Company’s exposure
Dynex Capital, Inc.	33

EXECUTIVE COMPENSATION
to macroeconomic conditions, interest rates, monetary policy (globally but especially in the U.S.), regulatory policy, fiscal policy, and global geopolitics. The Company is also exposed to general market conditions for our investments which may impact their value and performance. Many factors affecting Company performance are beyond our control, and the Compensation Committee has established a compensation program and performance criteria that account for the potential volatility of the Company’s results on a year-to-year basis.
Executive Compensation Practices
We believe the Company’s executive compensation and governance practices drive performance and serve our shareholders’ long-term interests.
Our pay practices include:
•
Performance-Based Pay — Our compensation program is structured to align the interests of our executive officers with the interests of our shareholders and, as a result, the majority of total compensation is tied to Company performance including absolute and relative economic return over both short- and long-term time horizons, except in the case of separation benefits.

•
Meaningful Stock Ownership Requirements — All of our executive officers are subject to meaningful stock ownership requirements that require the retention of a dollar value of the Company’s stock based on a multiple of base salary.

•
Annual Risk Assessment — Our Compensation Committee conducts an annual risk assessment of our compensation programs.

•
Clawback Policy — We have adopted a clawback policy that allows recoupment of compensation to promote integrity and accountability.

•
Independent Compensation Consultant — Our Compensation Committee regularly engages with an independent compensation consultant.

Our pay practices do not include:
•
Tax Gross-Ups — We provide no tax gross-ups.

•
Pledging of Owned Shares — We prohibit our employees and directors from pledging their owned shares.

•
Single-Trigger Vesting — We do not provide for “single trigger” accelerated vesting of equity awards upon a change in control.

• Derivatives Trading and Hedging — We prohibit our employees and directors from engaging in any derivatives trading or hedging transactions associated with their holdings of Company stock.
Program Design. Our compensation program is designed to provide compensation that is competitive and helps us to attract and retain premium talent that reflects both the Company’s and the individual’s performance in achieving our goals and objectives. The Compensation Committee seeks to establish compensation practices that provide an appropriate mix of short-term and long-term incentive compensation that strikes a balance between recognition of recent performance and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. The Compensation Committee also believes that it is important to pay a meaningful amount of incentive compensation in equity in order to align executive compensation with shareholder performance, as reflected in the 2025 grants under the 2025 Plan.
Pay-for-Performance. The primary elements of our compensation program are base salary, annual performance-based cash incentive compensation, long-term time-based and performance-based equity compensation, and to a lesser extent, other benefits. These components of executive compensation are used together to strike an appropriate balance between cash and stock-based compensation, between short-term and long-term incentives and between guaranteed and variable compensation.
As part of our pay-for-performance compensation philosophy, we expect a meaningful portion of an executive officer’s total compensation to be variable, tied to our annual and long-term performance and the creation and protection of shareholder value, and subject to ongoing employment at the Company. We believe that incentive compensation should be dependent upon corporate and individual performance for the applicable performance
34	Dynex Capital, Inc.

EXECUTIVE COMPENSATION
period, including the achievement of identified goals as they pertain to our financial performance and operations for which the executive officer is personally responsible and accountable.
In addition, by historically paying a significant portion of incentive compensation in equity, the Company ensures a focus on longer-term performance objectives by aligning a portion of executive compensation to the Company’s long-term performance, as reflected in dividends paid, changes to stock price, and changes in book value per common share.
Shareholder Alignment. An important consideration for the Compensation Committee is the alignment of management compensation with shareholder interests. This includes the pay-for-performance concepts discussed above such as total economic return. This concept is also incorporated in the pay structure for our executives, including a substantial portion of total targeted compensation (defined as base salary, target annual cash incentive opportunity and long-term equity grants) to be paid in Company stock.
As indicated in the charts below, for 2025, approximately 84% of Mr. Boston’s targeted compensation, approximately 84% of Ms. Popenoe’s targeted compensation, and approximately 81% of Mr. Colligan’s targeted compensation were directly linked to performance objectives. The Compensation Committee believes that having a significant portion of compensation tied directly to the value of the Company’s equity and return on equity are critical to ensuring the appropriate alignment with the interests of the Company’s shareholders.

Co-CEO and Chairman (Boston) 2025 Targeted Compensation

16%, Base Salary
31%, Annual Cash Incentive
53%, Long-Term Equity Incentive
84%
At-Risk

Co-CEO and President (Popenoe) 2025 Targeted Compensation

16%, Base Salary
31%, Annual Cash Incentive
53%, Long-term Equity Incentive
84%
At-Risk

Other NEO 2025 Compensation

19%, Base Salary
33%, Annual Cash Incentive
48%, Long-term Equity Incentive
81%
At-Risk

Dynex Capital, Inc.	35

EXECUTIVE COMPENSATION
Company Performance Highlights
	2025	2024	2023
Net income (loss) to common shareholders (GAAP)	$308.9 million	$106.2 million	$(13.8 million)
Comprehensive income to common shareholders (GAAP)	$354.3 million	$92.2 million	$9.0 million
Net income (loss) to common shareholders per common share (GAAP)	$2.49	$1.50	$(0.25)
Dividends declared per common share	$2.00	$1.60	$1.56
Total economic return to common shareholders(1)	21.6%	7.4%	1.0%
Return on equity – GAAP(2)	19.6%	11.3%	(1.7)%
Total common shareholder return(3)	29.4%	13.7%	12.0%
Book value per common share, period end	$13.45	$12.70	$13.31

(1)
Calculated as the sum of (i) dividends declared on common stock and (ii) change in book value per common share for the period, divided by (iii) beginning book value per common share.

(2)
Calculated as (i) net income per common share divided by (ii) beginning book value per common share.

(3)
Source: Bloomberg. Assumes dividends are reinvested.

HOW EXECUTIVE PAY LEVELS ARE DETERMINED
The Compensation Committee is responsible for the development, oversight and implementation of our compensation program for our executive officers. The Compensation Committee consists entirely of non-employee, independent members of our Board and operates under a written charter approved by the Board.
Information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is included under the captions “Corporate Governance — Board Committees  — Compensation Committee” and “— Director Compensation.”
The Compensation Committee annually reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board and, in the case of the Co-Chief Executive Officers’ compensation, are approved by the independent directors of the Board. The Compensation Committee periodically solicits input from FPC and management for information related to peer company compensation and performance. The Compensation Committee also reviews management’s calculations of the achievement of quantitative performance metrics and management’s observations with respect to the achievement of qualitative performance goals.
In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation (for our executive officers as well as our entire employee base), as well as the mix of salary and incentive compensation, using a number of factors including the following:
•
historical cash and equity compensation levels;

•
the financial performance of the Company primarily as measured by changes in book value per common share and total economic return (defined as dividends per share and the change in book value per common share divided by beginning book value per common share);

•
the operating performance of the Company;

•
the performance of the executive officers, as determined by the Compensation Committee; and

•
comparative industry and market data.

With respect to comparative industry data, with assistance from management and FPC, the Compensation Committee periodically reviews executive salaries, compensation structures and the financial performance of comparable companies in a designated peer group recommended by FPC. The peer group used for comparison purposes may change from year to year but focuses principally on internally managed public mortgage REITs that have a similar market capitalization and/or have a similar business to ours or that are similar to the Company in asset management and investment complexity.
In 2025, the Compensation Committee engaged FPC to examine market compensation practices among comparably sized companies and real estate financed-focused REITs to assist in updating the compensation program for the Company’s executive officers. The Compensation Committee, with input from FPC, developed a compensation peer group that included real estate finance companies similar to us based on business strategy, asset class focus,
36	Dynex Capital, Inc.

EXECUTIVE COMPENSATION
and size and executives with similar skills and experience as our executives. The compensation peer group consisted of Adamas Trust, Inc. (formerly, New York Mortgage Trust), Arbor Realty Trust, Inc., Chimera Investment Corporation, MFA Financial Inc, Pennymac Mortgage Investment Trust, Redwood Trust, Two Harbors Investment Corporation, and Walker & Dunlop, Inc. The peer mortgage REITs consisted of both commercial and residential mortgage REITs. Externally managed mortgage REITs have been excluded from our compensation peer group due to the limited publicly available comparative compensation data for their executives.
The compensation peer group data is intended to provide the Compensation Committee with insight into market pay levels, market trends, governance practices, and industry performance. The compensation analysis for each compensation peer group combined to provide an overview of typical compensation components (e.g., base salaries, annual bonuses and long-term equity incentives), as well as the range of compensation levels by position.
The Compensation Committee continues to use the compensation peer group for evaluating market compensation practices, updated, as necessary, to exclude companies that were acquired. The Compensation Committee uses compensation peer group data for informational purposes and to assess the competitiveness of each NEO’s overall compensation, which is one aspect of the Compensation Committee’s decision-making process.
2025 Say on Pay Vote
The Compensation Committee values the input of our shareholders regarding the design and effectiveness of our executive compensation program. At the 2025 Annual Meeting of Shareholders, the Company asked its shareholders to vote to approve, on an advisory basis, the Company’s executive compensation. Although the advisory shareholder vote on executive compensation was non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of this vote when making compensation decisions for our Chief Executive Officer and other executive officers. Approximately 95% of the shareholders who voted on the “say-on-pay” proposal at the 2025 Annual Meeting of Shareholders approved the compensation of our NEOs, which we viewed as strong support from our shareholders of our executive compensation program, including our compensation objectives and philosophy, the design of the compensation program, and its alignment with shareholder interests. Nonetheless, as part of our regular shareholder outreach program, members of management continued to engage with many of our investors during 2025 to directly seek their feedback on the Company’s business, operations, and corporate governance practices, including our compensation practices.
COMPENSATION DECISIONS MADE IN 2025
The elements of our compensation program for 2025 included base salary, annual incentive compensation paid in cash and RSUs and PSUs granted under our prior 2020 Stock and Incentive Plan (the “2020 Plan”) and our 2025 Plan.
Each of the principal components of executive compensation is designed to reward and provide incentives to the executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by each of the NEOs during 2025 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.
Base Salary. Our base salary philosophy is to provide reasonable current income to our executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. The Compensation Committee establishes the annual salary for executive officers other than our Co-Chief Executive Officers, and recommends our Co-Chief Executive Officers’ base salary to the independent directors for approval. In determining salaries, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense, particularly relative to our size and market capitalization.
In 2025, as part of its compensation governance practices, the Compensation Committee engaged FPC to examine market compensation practices, including market pay levels, trends, governance practices, and industry performance, among the Company’s compensation peer group to determine whether any adjustments were appropriate. Based on the review conducted by FPC, the Compensation Committee and the independent directors of the Board approved an increase in the base salary for Mr. Boston and Ms. Popenoe to $950,000 for 2026 to better align their base salary with the median of the compensation peer group.
Dynex Capital, Inc.	37

EXECUTIVE COMPENSATION
The following table presents the actual base salary earned for each of our NEOs for 2025 and 2024 and the annual salary in effect as of January 1, 2026 for the executives who served as NEOs in 2025:
Base Salary
Name	2026	2025	2024
Byron L. Boston	$950,000	$900,000	$900,000
Smriti L. Popenoe	$950,000	$900,000	$844,295
Robert S. Colligan	$560,000	$560,000	$526,577
Annual Cash Incentive Compensation. The Cash Incentive Plan begins each January 1 and is an annual bonus plan, paid solely in cash, with a target incentive opportunity for the executive officers set forth in the table below. The plan uses a mix of quantitative and qualitative objectives with a combination of fixed and variable weightings for the metrics selected. The Compensation Committee views the Cash Incentive Plan as a clearly established cash incentive compensation framework for executive officers that is appropriately aligned with the interests of shareholders. The Compensation Committee believes that the 2025 performance metrics under the Cash Incentive Plan aligned with the Company’s compensation objectives and philosophy to incentivize management to create shareholder value without incentivizing inappropriate risk taking. Incentive compensation under the Cash Incentive Plan is designed to be performance based and is not guaranteed to be paid in any year.
Individuals serving as executive officers each year are eligible to participate in the Cash Incentive Plan. For 2025, the participants were Mr. Boston, Ms. Popenoe, and Mr. Colligan.
The table below summarizes the target and maximum incentive opportunities granted to our executive officers under the Cash Incentive Plan for 2025 as percentages of base salary as of December 31, 2025:
		Incentive Opportunity as a % of Base Salary
	2025 Base Salary as of Year End 2025	Minimum	Target	Maximum
Mr. Boston	$900,000	0%	200%	400%
Ms. Popenoe	900,000	0%	200%	400%
Mr. Colligan	560,000	0%	175%	350%
Bonuses under the Cash Incentive Plan for 2025 are based on the achievement of the following performance goals, weighted as follows:
Metric	Weighting (of incentive opportunity)
Absolute Total Economic Return	22.5%
Relative Total Shareholder Return	22.5%
Capital Growth	25%
Strategic Goals	30%
At the beginning of each year, the Compensation Committee establishes the weightings and the minimum, target, and maximum performance targets for the Cash Incentive Plan goals, including the corporate/individual objectives and related weightings for each participant for the annual performance period. The corporate/individual objectives may be different for each participant.
To determine each participant’s cash incentive bonus earned, after the end of each annual performance period, the Compensation Committee determines the level of performance achieved with respect to each of the performance goals. Performance with respect to the corporate/individual objectives is determined by the Compensation Committee in its good faith discretion in accordance with the criteria previously established. Each participant’s bonus amount under the Cash Incentive Plan will be based on the performance level achieved for the relevant performance goal, multiplied by the relevant weighting for such goal, multiplied by the participant’s target incentive opportunity percentage, multiplied by the participant’s applicable base salary amount. Under the Cash Incentive Plan, the Compensation Committee retains discretion to determine whether and to what extent the performance goals have been attained, whether adjustments shall be made to any bonus, and the bonus amount, if any, to be paid to each participant.
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The following table shows the performance metrics and objectives for the Cash Incentive Plan for 2025 which were aligned with corporate goals and plans for the year. The table provides the weightings and targets for each objective, and the achievement against each objective on a gross and weighted average basis. The Compensation Committee approved the same objectives for each participant in the Cash Incentive Plan for 2025. The Compensation Committee reviewed the corporate performance and the performance of Mr. Boston, Ms. Popenoe, and Mr. Colligan, as the executive leadership team, and bonus payouts were determined under the Cash Incentive Plan based on achievement of the performance goals.
Annual Cash Incentive Plan for 2025
Performance Metric/Objective		Performance Target			Value Achieved	Percentage of Target Achieved	Weighted Average Percentage Achieved
	Weighting	Minimum	Target	Maximum
Absolute Total Economic Return	22.5%	0%	8%	12%	21.6%	200%	45%
Relative Total Shareholder Return	22.5%	25%	55%	100%	66.6%	125.8%	28.3%
Corporate/Individual Objectives:
Capital Growth	25%	$50 million	$120 million	$250 million	$1.2 billion	200%	50%
Strategic Goals(1)	30%	—	—	—	—	180.3%	54.1%
Totals	100%						177.4%

(1)
With respect to the strategic goals under the Cash Incentive Plan for 2025, the Compensation Committee evaluated performance on a scale of 0% (minimum) to 200% (maximum) based on performance criteria determined by the Compensation Committee at the beginning of 2025. Each of the five components of the strategic goals, which are described below, comprised an equal 6% of the overall 30% weighting for the strategic goals.

The strategic goals for the executives under the Cash Incentive Plan for 2025 are summarized as follows:
•
Strategic Planning — Continue evaluating the strategic environment and options for long-term value creation, including through prudent management of the Company’s dividend and capital strategy and active engagement with relevant stakeholders to maintain a strategic view of regulatory developments affecting the Company and its industry.

•
Marketing — Continue executing against the Company’s marketing plan and strategy, including through targeted investor outreach and media and content creation and distribution to further the reach of our brand.

•
Human Capital — Continue the effective management of talent through ongoing development and training opportunities to support continuous growth and building human capital resilience across the Company through effective succession planning.

•
Operations — Maintain operational resilience through the implementation of robust, disciplined, and repeatable operating processes. Complete a successful transition of the Company’s independent auditor while maintaining effective internal control over financial reporting and successfully transition to a new office headquarters.

•
Risk Management — Continue to effectively identify, monitor, and manage key risks across the enterprise to support robust scenario and strategic planning. Support the establishment and implementation of a new Risk Committee of the Board to enhance the Company’s overall risk management program.

The Compensation Committee reviewed the Company’s overall performance as well as the performance of the executive leadership team with respect to their contributions to meeting these strategic goals for 2025. The Compensation Committee determined that the overall performance of the Company and the executive leadership team relative to the strategic goals exceeded target expectations, resulting in a 180.3% achievement for the strategic goals in 2025.
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EXECUTIVE COMPENSATION
The table below summarizes the amounts earned under the Cash Incentive Plan for 2025:
Annual Cash Incentive Plan for 2025
Metric	Weighted Average Percentage of Target Achieved	Byron L. Boston	Smriti L. Popenoe	Robert S. Colligan
Base Salary as of December 31, 2025		$900,000	$900,000	$560,000
Target incentive bonus %		200%	200%	175%
Target incentive bonus		$1,800,000	$1,800,000	$980,000
Maximum incentive bonus %		400%	400%	350%
Maximum incentive bonus		$3,600,000	$3,600,000	$1,960,000
Annual Cash Bonus Earned	177.4%	$3,192,480	$3,192,480	$1,738,128
The actual amounts earned by Mr. Boston, Ms. Popenoe, and Mr. Colligan were paid in 2026 and are reported as “Non-Equity Incentive Plan Compensation” for 2025 in the Summary Compensation Table on page 46.
LONG-TERM EQUITY INCENTIVE COMPENSATION
Long-term EIC for 2025 issued under the plans consists of grants of time-based RSUs and grants of PSUs with a three-year performance period. The Compensation Committee determined the following values for the 2025 long-term EIC grants under the plans for each executive officer, allocating 60% to PSUs and 40% to RSUs:
	2025 Long-Term EIC Value(1)	Target # of PSUs(2)	# of RSUs(2)
Byron L. Boston	$3,100,000	151,444	94,914
Smriti L. Popenoe	3,100,000	151,444	94,914
Robert S. Colligan	1,400,000	68,394	45,596

(1)
Long-term EIC values are based on the target long-term EIC percentage for each executive and such executive’s base salary as of January 1, 2025. For the 2025 grants, the target long-term EIC percentage for Mr. Boston and Ms. Popenoe was 344% and for Mr. Colligan was 250%.

(2)
The number of units awarded was calculated using the average closing price of the common stock for the 20 trading days ending on the grant date.

The RSUs are time-based awards that vest in approximately equal installments over three years. Any RSUs that vest will be paid in shares of the Company’s common stock. Dividend equivalents will accrue on the RSUs and will be paid in cash to the executive officer only if and to the extent the RSUs vest.
As described below, if an executive officer’s employment is terminated due to an involuntary termination without cause or for good reason, due to death, or disability, or the executive officer retires after reaching 65 years of age and has been employed by the Company a minimum of 10 years, any unvested RSUs will automatically vest in full on the date of the executive officer’s retirement, provided (except in the event of death) that the executive officer signs and does not revoke a release agreement.
The PSUs cliff vest at the end of a three-year performance period based on the achievement of absolute and relative total economic return (“TER”), subject to the vesting cap based on the Company’s absolute TER and total shareholder return (“TSR”), as noted in the following table:
Metric	Weighting
Absolute TER	50%
Relative TER compared to peer group	50%
Absolute TSR/Absolute TER	Vesting cap
The Compensation Committee established these metrics as the most critical performance metrics for the Company over the long term and in accordance with the Company’s compensation objectives and philosophy regarding shareholder alignment as described above. The Compensation Committee selected a performance peer group
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consisting of AGNC Investment Corp., Annaly Mortgage Corporation, Inc., Armour Residential REIT, Inc., Invesco Mortgage Capital, Inc., Orchid Island Capital, Inc., and Two Harbors Investment Corp., mortgage REITs with business models similar to the Company’s current or anticipated business model, and excluded certain credit-risk oriented mortgage REITs. The peer group used to measure performance is different than the peer group used to establish compensation levels, since the companies listed directly above have very similar portfolios but range in size from much larger than Dynex to much smaller. In addition, several of the companies listed directly above are externally managed and have not disclosed compensation for their executives, while still being a performance peer and investing in similar assets.
The Compensation Committee established threshold, target, and maximum performance levels for each performance metric, as well as a vesting cap limiting the vesting of the applicable portion of the PSUs to target level if the Company’s absolute TER or TSR for the performance period is negative. In establishing the performance metrics and levels, the Compensation Committee considered multiple factors including the macroeconomic environment, the Company’s outlook with respect to its earnings profile, investment opportunities, the mortgage market, and expectation for U.S. and global monetary policy.
For the absolute TER performance metric, the Compensation Committee established an annualized TER target of 8% with a threshold of 0% annually and a maximum of 12% annually. In establishing these targets, the Compensation Committee intends to provide meaningful targets and goals without incentivizing management to take excessive risk. For the relative TER performance measure, the Compensation Committee established threshold, target, and maximum peer rankings of the 25th percentile, 55th percentile, and 100th percentile, respectively.
To determine the level of PSUs earned, after the end of the three-year performance period, the Compensation Committee will determine the level of performance achieved with respect to each of the performance metrics. Performance for each metric can range from 0-200% of the target number of PSUs, based on the achievement over the three-year performance period ending December 31, 2027 for the PSUs granted in 2025. Any PSUs earned based on the achievement with respect to such goals will vest on January 3, 2028, and be paid, in the ordinary course, in shares of the Company’s common stock by March 15, 2028.
Dividend equivalents will accrue on the PSUs and will be paid in cash to the executive officer only if and to the extent the PSUs vest.
As described below, in the event an executive officer incurs an involuntary termination without cause or for good reason, retires after reaching 65 years of age and has been employed by the Company a minimum of 10 years, or terminates due to death or disability, prior to the full vesting of the PSUs, any unvested PSUs will vest based on the level of performance achieved as measured from the grant date through the date of the executive officer’s termination of employment, provided (except in the event of death) that the executive officer signs and does not revoke a release agreement. In the event that the executive officer experiences an involuntary termination in the six months prior to a change in control, or is terminated on account of an involuntary termination, retirement, death or disability on or within the 18 months following a change in control, the PSUs will vest as described below.
Performance Period ending December 31, 2025. The PSUs granted in 2023 ended their performance period at December 31, 2025. Performance was based on absolute TER and relative TER metrics, with a vesting cap limiting the vesting based on relative TER to target if the Company’s absolute TER or TSR for the performance period is negative. Based on management’s calculation of the Company’s performance against the performance metrics over the performance period, the Compensation Committee certified the following achievement for the PSUs granted in 2023: 93% of the absolute TER shares vested and 148% of the relative TER shares vested.
The tables below set forth the PSU performance metrics for the period beginning January 1, 2025 through December 31, 2027:
Absolute TER (Weighting: 50%)
Performance Level	TER Performance (per common share)	TER Performance as a Percentage Increase	Absolute TER Vesting Percentage
Maximum	$4.57	36%	200%
Target	$3.05	24%	100%
Threshold	$0.00	0%	1%
Below Threshold			0%
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Relative TER (Weighting: 50%)
Performance Level	Relative TER	Relative TER Vesting Percentage
Maximum	100th Percentile	200%
Target	55th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	Below 25th Percentile	0%
2025 Stock and Incentive Plan. Under the 2025 Plan, the Compensation Committee has the ability to award equity compensation in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance cash awards to key employees, non-employee directors, consultants, and advisors in its discretion. The Board believes a competitive equity incentive program is essential to offering compensation that aligns participants’ interests with those of our shareholders.
The goal of the Compensation Committee in granting equity incentives is to link an executive’s compensation opportunities with creating and protecting shareholder value. The Company uses PSUs (with performance-based vesting provisions) and RSUs (with time-based vesting provisions) in its executive compensation program. The Compensation Committee views equity incentive awards as a strong alignment of interests by making employees direct (or in the case of units, indirect) owners of the Company while providing performance incentive for employees as well as incentives to remain with the Company as their awards vest.
The Compensation Committee uses multi-year vesting of equity incentive awards. Multi-year vesting focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed with us for extended periods to receive the full benefit of the awards unless they experience an involuntary termination without cause or termination for good reason, death, disability, or retirement, each as defined within the terms of each award agreement. Nearly all of the Company’s equity incentive awards have three-year vesting periods.
Timing of Equity Awards. We are aware that the release of our quarterly financial results may have an impact on the market price of our common stock, and therefore the value of the equity awards to our executive officers, as well as stock grants awarded to directors, depending on whether the information is favorable or unfavorable. Our practice with respect to the timing of equity awards to employees is generally to make annual grants in the first quarter of the year. The Company currently does not grant new awards of stock options, stock appreciation rights, or similar option-like equity incentives and does not have any such awards outstanding for any of its employees.
Non-employee directors receive annual grants of RSUs following the annual meeting of shareholders, generally in May of each year, which shares generally vest at the end of one year.
In the case of grants to our non-employee directors, we believe that the annual meeting of shareholders is an appropriate time during the year to make equity grants and that a consistent application of our equity granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. The equity awards granted by the Compensation Committee are designed to incentivize creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock.
We have not, and do not, time the release of material non-public information for the purpose of affecting the value of executive or director compensation.
Clawback Policies. The Company adopted a clawback policy in compliance with SEC and NYSE rules. The clawback policy requires clawback of erroneously awarded incentive compensation paid to current and former executive officers in the event of a restatement of the Company’s financial statements (without regard to the fault of the executive). Restatements that trigger such recoupment are restatements due to material noncompliance with any financial reporting requirement applicable to the Company under the federal securities laws, including restatements to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Except in very limited circumstances, in the event of such a restatement, the clawback policy requires the recoupment of incentive compensation paid to the executive officer in excess of the amount that would have been paid if the amount of such incentive compensation had been based on the restated financial statements.
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The Company also adopted a discretionary clawback policy, which permits the Compensation Committee to recoup cash and equity-based incentive compensation (and any proceeds or earnings received in respect of such compensation) in the event that a covered person has been convicted of, or entered into a plea of guilty or nolo contendere with respect to, any felony. Bonus amounts paid, in cash or stock, under the Cash Incentive Plan and equity awards granted under the 2025 Plan and the 2020 Plan, including any time-based equity awards, are subject to clawback in the event repayment is required by the Company’s clawback policy described above or by law or regulation or stock exchange requirement applicable to the Company.
Retirement Plans. We provide additional compensation to our executive officers through various employee benefit plans which are also available to some or all of our other employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive’s total annual compensation and determining incentive awards described above.
We have a 401(k) Savings Plan for all of our employees. The 401(k) Savings Plan allows eligible employees to defer up to 100% of their eligible compensation, and we have made discretionary matching contributions on a dollar-for-dollar basis up to 6% of an employee’s eligible compensation. Eligible employee deferrals and matching contributions under the 401(k) Savings Plan are subject to limitations imposed by the Internal Revenue Code.
Other Benefits. The Company provides our executive officers with other personal benefits on a limited basis with overall compensation program objectives to attract and retain high quality executives. The Compensation Committee has reviewed the levels of other personal benefits provided to our executive officers and the Compensation Committee believes them to be appropriate.
Details of other benefits provided to the executive officers are set forth in footnotes to the Summary Compensation Table.
Employment Agreements. The Company entered into employment agreements with Mr. Boston, Ms. Popenoe, and Mr. Colligan in 2024, each effective July 19, 2024.
Mr. Boston’s and Ms. Popenoe’s employment agreements provide for an initial term ending October 27, 2026 (consistent with their prior employment agreements), and Mr. Colligan’s employment agreement provides for an initial term ending December 31, 2027. Under the terms of each employment agreement, the initial term will be extended automatically for an additional year at the end of the initial term and each year thereafter, unless either the Company or the executive gives written notice of non-renewal at least 90 days prior to the renewal date. Upon a Change in Control (as defined in the employment agreements), the term of each employment agreement will be extended automatically for a period of 2 years, unless the Change in Control occurs during the initial term and there are more than 2 years remaining in the initial term. Mr. Colligan’s employment agreement will terminate upon his termination of employment with the Company.
The employment agreements provide specified salary levels, target minimum and maximum annual cash incentive amounts, and long-term EIC amounts, as described above in “Compensation Decisions Made in 2025.” Each executive is entitled to participate in the employee and executive benefit plans and programs offered by the Company in which other senior executives of the Company are eligible to participate.
Under the employment agreements, each executive’s employment may be terminated by the Company with or without “Cause” (as defined in the employment agreements). If the executive resigns for “Good Reason” (as defined in the employment agreements) or the executive’s employment is terminated by the Company without Cause, not in connection with a Change in Control, the executive is entitled to receive severance benefits as described in the footnotes to the Potential Payments upon Termination or Change in Control table, which include a lump sum severance payment, continued medical, dental, life and disability insurance coverage (or payment in lieu thereof, as applicable) for a period of time, a prorated annual cash incentive award for the year of termination based on performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals (or, for Mr. Colligan, based on actual performance at the end of the applicable performance period) (a “Prorated Annual Cash Incentive Award”); and full vesting of any unvested equity awards (or, for Mr. Colligan, vesting based on the terms of the applicable award agreement and a pro rata portion of any outstanding performance-based stock awards, which shall remain outstanding and eligible to vest based on actual performance at the end of the applicable performance period), with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement.
The employment agreements contain a “double trigger” provision for severance in a Change in Control context. Under this “double trigger” provision, if the executive resigns for Good Reason or the executive’s employment is terminated by the Company without Cause on or within 2 years after a Change in Control (and, for Mr. Boston and Ms. Popenoe, within 6 months prior to a Change in Control), the executive will be entitled to receive severance benefits as described in the footnotes to the Potential Payments upon Termination or Change in Control table, which include a lump sum severance payment, continued medical, dental, life and disability insurance coverage (or
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EXECUTIVE COMPENSATION
payment in lieu thereof, as applicable) for a period of time, a Prorated Annual Cash Incentive Award for the year of termination, and full vesting of any unvested equity awards, with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement.
If the executive’s employment terminates due to death, the employment agreements with Mr. Boston and Ms. Popenoe provide for a lump sum payment to the executive’s estate as described in the footnotes to the Potential Payments upon Termination or Change in Control table. In addition, each of Mr. Boston’s, Ms. Popenoe’s, and Mr. Colligan’s employment agreements provide that the executive’s estate will be entitled to benefits as described in the footnotes to the Potential Payments upon Termination or Change in Control table, including a Prorated Annual Cash Incentive Award for the year of death and full vesting of the executive’s unvested equity awards. If the executive’s employment terminates due to disability, the executive will be entitled to receive an annual cash incentive award for the year of termination, full vesting of any unvested equity awards, with performance for any performance-based equity awards determined based on the terms of the applicable grant agreement, and in the case of Mr. Boston and Ms. Popenoe, continued medical, dental, life, and disability insurance coverage (or payment in lieu thereof, as applicable) for a period of time.
Mr. Boston and Ms. Popenoe’s employment agreements provide that if the Company determines not to renew the agreement at the end of any term and terminates the executive’s employment for any reason other than for Cause at the end of the term or if the executive resigns for Good Reason on account of such non-renewal of the agreement, the executive will be entitled to receive the same severance payments described above for termination by the Company without Cause or resignation for Good Reason, including the enhanced severance payable in connection with a Change in Control depending on when the non-renewal or termination occurs.
Payment of all of the severance payments discussed above (other than in the event of death) is contingent on the executive signing a release in favor of the Company and its affiliates and continuing to comply with the executive’s restrictive covenant obligations described below.
The employment agreements provide for Change in Control severance benefits on a “best net” approach, under which the Change in Control severance benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause the executive to receive more after-tax compensation than without a reduction.
The employment agreements provide for a clawback of any incentive compensation by the Company, including both equity and cash compensation, to the extent required by a Company clawback policy or applicable law. Under the employment agreements, the executives are subject to certain restrictive covenants in favor of the Company, including (i) a confidentiality covenant that applies (a) for Mr. Boston and Ms. Popenoe, during and following the executive’s employment for 5 years (or longer if the confidential information is a trade secret or is required in an employment agreement) and (b) for Mr. Colligan, indefinitely, (ii) a non-solicitation covenant that applies during and for 12 months following the executive’s employment, and (iii) (a) for Mr. Boston and Ms. Popenoe, a non-competition covenant that applies during the executive’s employment and for 90 days following the executive’s employment if the executive does not receive severance benefits or for 6 months following the executive’s employment if he or she receives severance benefits, and (b) for Mr. Colligan, a non-competition covenant that applies during his employment and for one year following his employment. In the event that Mr. Boston or Ms. Popenoe receive the enhanced severance payable in connection with a Change of Control, the non-competition covenant will continue to apply for 24 months following the executive’s employment.
See further discussion under “Potential Payments upon Termination or Change in Control” below.
MINIMUM STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS
The Company’s executive compensation program is designed to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, we have established minimum stock ownership guidelines for our executive officers that require each executive officer to maintain a minimum ownership of our common stock based on a multiple of the executive officer’s base salary as of the most recent December 31, as follows:
Multiple of Base Salary
Chief/Co-Chief Executive Officer	5x
President	4x
Other Executive Officers	3x
Shares that count toward the minimum ownership level are shares owned individually or by the executive officer’s immediate family residing in the same household, shares held in trust for the benefit of the executive officer and his
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EXECUTIVE COMPENSATION
or her family, unvested shares of restricted stock and unvested RSUs (but not unvested PSUs). Executive officers who receive an increase in base salary have one year from the date of such base salary increase to acquire any additional shares needed to achieve the required ownership level. In addition, executive officers who are subsequently promoted or for whom the required ownership level is increased have three years from the date of promotion or increase in required ownership level to acquire any additional shares needed to achieve the new required ownership level. Until the minimum ownership level is met, the executive officer must retain 100% of the after-tax shares from the vesting of any equity award granted to him or her as compensation. The Compensation Committee annually reviews each executive officer’s compliance with the minimum stock ownership guidelines and may grant exceptions to these guidelines in special circumstances on a case-by-case basis. As of December 31, 2025, all of our executive officers either satisfied the applicable minimum stock ownership levels or were covered by a grace period due to recent appointment, promotion or hiring.
LIMITATIONS ON CERTAIN SHORT-TERM OR SPECULATIVE TRANSACTIONS IN THE COMPANY’S SECURITIES
The Board has approved an Insider Trading Policy reasonably designed to promote compliance with insider trading laws, rules, and regulations (the “Insider Trading Policy”). The Insider Trading Policy prohibits directors and executive officers, among others, from engaging in short-term or speculative transactions in the Company’s securities, such as short sales, trading in publicly traded derivative securities, and hedging transactions. The Insider Trading Policy also prohibits directors and executive officers, among others, from holding the Company’s securities in margin accounts and from pledging the Company’s securities. Our Insider Trading Policy is filed with the SEC as an exhibit to our Annual Report on Form 10-K.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors
Julia L. Coronado, Chair
Alexander I. Crawford
Andrew I. Gray
The foregoing Compensation Committee Report shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any filing with the SEC, except to the extent the Company specifically incorporates this Compensation Committee Report therein.
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COMPENSATION OF EXECUTIVE OFFICERS
In the tables and discussion below, we summarize the compensation earned during 2025, 2024, and 2023 by Mr. Boston, Ms. Popenoe, and Mr. Colligan. The Company had no other executive officers during these years.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Byron L. Boston Co-Chief Executive Officer and Chairman of the Board	2025	900,000	3,122,248	3,192,480	556,283	7,771,011
	2024	900,000	3,176,238	2,824,433	298,917	7,199,588
	2023	850,000	2,931,062	2,269,800	126,377	6,117,239
Smriti L. Popenoe Co-Chief Executive Officer and President	2025	900,000	3,122,248	3,192,480	460,547	7,675,275
	2024	844,295	2,254,100	2,824,433	233,026	6,155,854
	2023	750,000	2,595,663	2,017,600	142,863	5,506,126
Robert S. Colligan(4) Senior Advisor to the Co-CEOs (former Chief Financial Officer)	2025	560,000	1,373,580	1,738,128	45,931	3,717,639
	2024	526,577	1,280,750	1,537,747	34,174	3,379,248
	2023	500,000	670,811	945,750	21,800	2,138,361

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU and PSU awards granted to Messrs. Boston and Colligan and Ms. Popenoe under the 2020 Plan and 2025 Plan, calculated in accordance with ASC Topic 718. The amounts shown for the PSUs are based on the probable outcome of such awards on the date of grant, which was achievement at target level. For 2025, the grant date fair values of the PSUs assuming achievement of maximum performance (200% of target) would be achieved are as follows: Mr. Boston — $3,649,800; Ms. Popenoe — $3,649,800; and Mr. Colligan — $1,648,295. For 2024, the grant date fair values of the PSUs assuming maximum performance (200% of target) would be achieved are as follows: Mr. Boston — $3,811,475; Ms. Popenoe — $2,704,925; and Mr. Colligan — $1,536,900. For 2023, the grant date fair values of the PSUs assuming achievement of maximum performance (200% of target) would be achieved are as follows: Mr. Boston — $1,717,264; Ms. Popenoe — $1,314,785; and Mr. Colligan — $804,983. For a discussion of the assumptions made in the valuation of the awards in this column, see Note 1 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for 2025. See also “Long-Term Equity Incentive Compensation.”

(2)
Non-equity incentive plan amounts earned for Messrs. Boston and Colligan and Ms. Popenoe represent the cash bonus earned under the Cash Incentive Plan for performance in respective years. For further information, see “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation.” In each case, the annual cash awards were paid in the year following the applicable performance year.

(3)
The following table presents the components of “All Other Compensation” in the table above for each of the executive officers for 2025:

	Byron L. Boston	Smriti L. Popenoe	Robert S. Colligan(4)
Dividend equivalents paid concurrently with the settlement of vested RSUs or PSUs	$526,936	$431,048	$22,181
Matching contributions to the Company’s 401(k) Savings Plan	21,000	21,000	21,000
HSA Company contributions	3,177	—	2,750
Executive health program	5,170	8,499	—
Total other compensation	$556,283	$460,547	$45,931

(4)
Mr. Colligan ceased serving as Chief Financial Officer on February 26, 2026.

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GRANTS OF PLAN BASED AWARDS
The following table sets forth each equity award granted to our named executive officers during 2025. All equity awards granted to our named executive officers were made under either the 2020 Plan or the 2025 Plan.
Grants of Plan-Based Awards for 2025
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Byron L. Boston		—	1,800,000	3,600,000	—	—	—	—	—
	5/28/25	—	—	—	38,618	151,444	302,888	—	1,824,900
	2/21/25	—	—	—	—	—	—	76,435	1,074,676
	5/28/25	—	—	—	—	—	—	18,479	222,672
Smriti L. Popenoe		—	1,800,000	3,600,000	—	—	—	—	—
	5/28/25	—	—	—	38,618	151,444	302,888	—	1,824,900
	2/21/25	—	—	—	—	—	—	76,435	1,074,676
	5/28/25	—	—	—	—	—	—	18,479	222,672
Robert S. Colligan		—	980,000	1,960,000	—	—	—	—	—
	5/28/25	—	—	—	17,440	68,394	136,788	—	824,148
	5/28/25	—	—	—	—	—	—	45,596	549,432

(1)
Reflects the target and maximum amounts that the executive officers could earn for 2025 performance under the Cash Incentive Plan. There is no threshold amount under the Cash Incentive Plan. The actual amounts earned by Mr. Boston, Ms. Popenoe, and Mr. Colligan for 2025 performance under the Cash Incentive Plan, which were paid in cash, are reported as “Non-Equity Incentive Plan Compensation” for 2025 in the Summary Compensation Table on page 46.

(2)
Reflects PSU awards granted to the executive officers during 2025 under the Company’s 2025 Plan, pursuant to which the executives could earn from 0 — 200% of the target number of PSUs, based on the achievement over a three-year performance period ending December 31, 2027 of TER goals for the Company as compared to a peer group and TER goals for the Company on an absolute basis. Any PSUs earned based on the achievement with respect to such goals will vest on January 3, 2028 and be paid in shares of the Company’s common stock by March 15, 2028.

(3)
Reflects RSU awards granted to the executive officers during 2025 under either the Company’s 2020 Plan or the 2025 Plan. Due to a limited number of shares available for issuance under the 2020 Plan, Mr. Boston and Ms. Popenoe received a portion of their 2025 RSU award on February 21, 2025, with the remainder granted on May 28, 2025 following shareholder approval of the 2025 Plan at the Annual Meeting of Shareholders on May 20, 2025.

(4)
The amounts in this column reflect the grant date fair value of awards of RSUs and PSUs granted to the executive officers, calculated in accordance with ASC Topic 718. The amounts shown for the PSUs are based on the probable outcome of such awards on the date of grant, which was achievement at target level.

Dynex Capital, Inc.	47

EXECUTIVE COMPENSATION
HOLDINGS OF STOCK-BASED AWARDS
The table below presents information regarding RSUs and PSUs held by each of our NEOs as of December 31, 2025. None of our NEOs held any restricted stock, options, or stock appreciation rights as of December 31, 2025.
Outstanding Equity Awards at 2025 Fiscal Year End
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6) ($)
Byron L. Boston	3/10/23	16,259(1)	227,789	—	—
	3/10/23	71,732(2)	1,004,965	—	—
	9/8/23	39,812(3)	557,766	—	—
	3/8/24	68,099(4)	954,067	—	—
	3/8/24	—	—	152,459(7)	2,135,951
	2/21/25	76,435(5)	1,070,854	—	—
	5/28/25	18,479(5)	258,891	—	—
	5/28/25	—	—	151,444(8)	2,121,730
Smriti L. Popenoe	3/10/23	12,448(1)	174,396	—	—
	3/10/23	54,920(2)	769,429	—	—
	9/8/23	39,812(3)	557,766	—	—
	3/8/24	48,328(4)	677,075	—	—
	3/8/24	—	—	108,197(7)	1,515,840
	2/21/25	76,435(5)	1,070,854	—	—
	5/28/25	18,479(5)	258,891	—	—
	5/28/25	—	—	151,444(8)	2,121,730
Robert S. Colligan	3/10/23	7,621(1)	106,770	—	—
	3/10/23	33,625(2)	471,086	—	—
	3/8/24	27,459(3)	384,701	—	—
	3/8/24	—	—	61,476(7)	861,279
	5/28/25	45,596(5)	638,800	—	—
	5/28/25	—	—	68,394(8)	958,200

(1)
These RSU awards vested on February 28, 2026.

(2)
The amount listed here represents the number of PSUs granted assuming target performance with the fair value determined as of December 31, 2025 as noted below in footnote 6. Following the end of the 3-year performance period that ended on December 31, 2025, the Compensation Committee determined the actual performance to be 121% for these PSUs, and the PSUs were settled as common shares on February 28, 2026 at a market value of $14.03 per share.

(3)
These RSU awards vest on September 8, 2026 and do not contain accelerated vesting conditions related to retirement.

(4)
These RSU awards vest in approximately equal annual installments on February 28, 2026, and February 28, 2027, subject to certain accelerated vesting conditions, including those related to retirement.

48	Dynex Capital, Inc.

EXECUTIVE COMPENSATION
(5)
These RSU awards vest in approximately equal annual installments on February 28, 2026, February 28, 2027, and February 28, 2028, subject to certain accelerated vesting conditions, including those related to retirement.

(6)
The amounts in this column represent the aggregate fair market value of the RSUs and PSUs, as applicable, as of December 31, 2025, based on the closing price of the Company’s common stock of $14.01 on December 31, 2025.

(7)
These PSU awards were unearned and not vested as of December 31, 2025. These PSU awards vest on December 31, 2026, subject to certain accelerated vesting conditions, including those related to retirement. The amount reported is based on achieving the target level of performance.

(8)
These PSU awards were unearned and not vested as of December 31, 2025. These PSU awards vest on January 3, 2028, subject to certain accelerated vesting conditions, including those related to retirement. The amount reported is based on achieving the target level of performance.

STOCK VESTED
The table below presents information regarding RSUs and PSUs held by our executive officers that vested during 2025.
Stock Awards Vested for 2025(1)
	Stock Awards
Name	Vesting Date	Vesting Date Stock Price per Share(2) ($)	Number of Shares Acquired On Vesting(3) (#)	Value Realized on Vesting(2) ($)
Byron L. Boston	2/23/25	14.06	14,623	205,599
	2/28/25	14.07	15,781	222,039
	3/10/25	14.26	33,541	478,295
	9/8/25	12.93	38,642	499,641
	Total		102,587	1,405,574
Smriti L. Popenoe	2/23/25	14.06	9,650	135,679
	2/28/25	14.07	12,082	169,994
	3/10/25	14.26	23,803	339,431
	9/8/25	12.93	38,642	499,641
	Total		84,177	1,144,745
Robert S. Colligan	2/28/25	14.07	7,397	104,076
	3/10/25	14.26	13,525	192,867
	Total		20,922	296,943

(1)
None of the executive officers held or exercised any stock options or stock appreciation rights during 2025. This table excludes PSU awards with a performance period ending on December 31, 2025 which were settled February 28, 2026. Please refer to the “Outstanding Equity Awards at 2025 Fiscal Year End” on page 48 for information by NEO.

(2)
Value realized is the number of shares multiplied by the closing stock price of the Company’s common stock on the vesting date. For purposes of this table, where a vesting date was a non-business day, the Company’s common stock closing stock price on the business day immediately prior to the vesting date was used.

(3)
Represents the number of RSUs or PSUs that vested during 2025, without taking into account any shares that were withheld for applicable tax obligations.

POLICIES AND PRACTICES RELATED TO THE TIMING OF GRANTS OF CERTAIN EQUITY AWARDS
The Company currently does not grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Dynex Capital, Inc.	49

EXECUTIVE COMPENSATION
NON-QUALIFIED DEFERRED COMPENSATION FOR 2025
The Company does not have a non-qualified deferred compensation plan.
OTHER COMPENSATION
We do not offer any pension benefit plans or deferred compensation plans to our executive officers or other employees, other than what is discussed under the Retirement Plans section of “Compensation Discussion and Analysis” above.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The employment agreements, the 2025 Plan, the 2020 Plan, and other applicable employee benefit plans may provide for potential payments to our NEOs in connection with a termination of employment or upon a change in control of the Company. The following table shows the estimated payments to or benefits to be received by each of the NEOs upon the following termination events or upon a change in control of the Company, in each case assuming that the termination event or the change in control occurred on December 31, 2025, and assuming a stock price of $14.01, which was the closing stock price of the Company’s common stock on December 31, 2025. The amounts reflected in the following table are estimates, as the actual amounts to be paid to or received by a NEO can only be determined at the time of termination or change in control.
The following table reports only amounts that are increased, accelerated or otherwise paid or payable as a result of the applicable termination or change in control event and, as a result, excludes amounts accrued through December 31, 2025, such as accrued but unpaid salary, amounts for completed performance periods, already vested equity awards, and vested account balances under the 401(k) Savings Plan. The table also excludes any amounts that are available generally to all salaried employees and in a manner that does not discriminate in favor of our executive officers. All references to employment agreements in the following table and footnotes are to the employment agreements in place as of December 31, 2025.
Payments and Benefits *	Death(1) ($)	Termination Due to Disability ($)	Termination Without Cause or for Good Reason Not in Connection with Change in Control(2) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control(3)(4)(5) ($)	Retirement ($)	Change in Control with no Related Termination ($)
Byron L. Boston
Severance	3,662,238	—	7,324,475	10,950,091	—	—
Stock Awards –Accelerated Vesting(6)	11,306,821	11,306,821	11,306,821	11,306,821	11,306,821
Health & Welfare Benefits(7)	—	40,656	54,207	81,311	—	—
Total	14,969,059	11,347,477	18,685,503	22,338,223	11,306,821	—
Smriti L. Popenoe
Severance	2,979,624	—	5,959,249	8,909,077	—	—
Stock Awards – Accelerated Vesting(6)	9,699,968	9,699,968	9,699,968	9,699,968	—
Health & Welfare Benefits(7)	—	41,358	55,143	82,715	—	—
Total	12,679,592	9,741,326	15,714,360	18,691,760	—	—
Robert S. Colligan
Severance	—	—	2,097,747	4,396,397	—	—
Stock Awards –Accelerated Vesting(6)	4,727,177	4,727,177	4,727,177	4,727,177	—
Health & Welfare Benefits(7)	—	—	30,238	90,714	—	—
Total	4,727,177	4,727,177	6,855,162	9,214,288	—	—
50	Dynex Capital, Inc.

EXECUTIVE COMPENSATION
*
Column for “Termination For Cause or Without Good Reason” was omitted because there are no benefits for a termination for cause or a voluntary termination without good reason (other than on account of retirement).

(1)
Under their employment agreements, if Mr. Boston’s or Ms. Popenoe’s employment terminates due to death, his or her estate will be entitled to receive a lump sum payment of an amount equal to the sum of (i) his or her annual base salary at the time of his or her death and (ii) the average of his or her annual cash incentive award paid for the prior 3 years.

(2)
Under their employment agreements, if Mr. Boston or Ms. Popenoe resigns for good reason or his or her employment is terminated without cause (other than due to death or disability) not in connection with a change in control, he or she will be entitled to receive a lump sum severance payment equal to two times the sum of (i) his or her annual base salary at the time of termination and (ii) the average of his or her annual cash incentive award paid for the prior 3 years. Under his employment agreements, if Mr. Colligan resigns for good reason or his employment is terminated without cause (other than due to death or disability) not in connection with a change in control, he will be entitled to receive a lump sum severance payment equal to one times the sum of (i) his annual base salary at the time of termination and (ii) his annual cash incentive award for the year immediately prior to the year of such termination.

(3)
Under their employment agreements, if Mr. Boston or Ms. Popenoe resigns for good reason or his or her employment is terminated without cause (other than due to death or disability) within 6 months prior to or on or within 2 years after a change in control, he or she will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i) his or her annual base salary at the time of termination and (ii) the average of his or her annual cash incentive award paid for the prior 3 years.

(4)
Under his employment agreement, if Mr. Colligan resigns for good reason or his employment is terminated without cause (other than due to death or disability) on or within 2 years after a change in control, he will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i) his annual base salary at the time of termination and (ii) the average of his annual cash incentive award paid for the prior 3 years.

(5)
Mr. Boston’s, Ms. Popenoe’s, and Mr. Colligan’s employment agreements provide for change in control benefits on a “best net” approach, under which the executive’s change in control benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause him or her to receive more after-tax compensation than without a reduction. The amounts shown in this column do not reflect any reductions that might be made pursuant to these provisions.

(6)
RSUs granted to the executive officers generally become fully vested upon (a) termination of the executive officer’s employment due to disability or death or retirement at or after attaining the age of sixty-five with 10 years of service to the Company where there is no cause for termination or (b) termination of the executive officer’s employment for good reason (as defined in their employment agreements) or termination of the executive officer’s employment without cause (as defined in their employment agreements), in each case whether before or after a change in control. The RSUs granted to Mr. Boston and Ms. Popenoe on September 8, 2023 do not include vesting upon retirement. PSUs granted to the executive officers become vested based on actual performance through the date of termination or change in control (or the last day of the applicable performance period, if earlier), as applicable, upon (a) termination of the executive officer’s employment due to disability or death or retirement at or after age sixty-five where there is no cause for termination or (b) termination of the executive officer’s employment for good reason (as defined in their employment agreements) or termination of the executive officer’s employment without cause (as defined in their employment agreements) outside of a change in control scenario or during the 6 months prior to a change in control or 18 months following a change in control. The PSUs in the table equal the number of PSUs already granted multiplied by the performance percentage determined based on the actual performance during the period determined with December 31, 2025 as the last day of the performance period. The RSUs and PSUs require the executive officer to sign and not revoke a general release (other than in the event of death or in the event of a change in control in the case of the PSUs) in order to be entitled to accelerated vesting of the awards. Mr. Boston was eligible for retirement under these provisions as of November 5, 2023. The dollar amounts in the table represent the number of RSUs or PSUs being accelerated, multiplied by $14.01, which was the closing price of the Company’s common stock on December 31, 2025.

(7)
Under their employment agreements, if Mr. Boston or Ms. Popenoe resigns for good reason or his or her employment is terminated without cause (other than due to death or disability), he or she will be entitled to receive continued medical, dental, life and disability insurance coverage (or payment in lieu thereof, as applicable) for 24 months in the case of termination not in connection with a change in control or for 36 months in the case of termination within 6 months prior to or on or within 2 years after a change in control. If the Company terminates Mr. Boston or Ms. Popenoe due to disability, he or she will be entitled to receive continued medical, dental, life and disability insurance coverage (or payment in lieu thereof, as applicable) for 18 months. Under his employment agreement, if Mr. Colligan resigns for good reason or his employment is terminated without cause (other than due to death or disability), he will be entitled to receive an amount equal to the monthly cost of continued medical, dental, life and disability insurance coverage for 12 months in the case of termination not in connection with a change in control or for 36 months in the case of termination on or within 2 years after a change in control. The amounts shown in this row represent the net present value of the estimated benefits costs in each case.

Dynex Capital, Inc.	51

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
The following table provides information about the relationship between compensation actually paid (as determined under SEC rules) to Mr. Boston and Ms. Popenoe, our principal executive officers (“PEOs”) and the average our non-PEO NEOs and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis.”
Pay Versus Performance Table
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (Mr. Boston)(1)	Compensation Actually Paid to PEO (Mr. Boston)	Summary Compensation Table Total for PEO (Ms. Popenoe)(1)	Compensation Actually Paid to PEO (Ms. Popenoe)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(1)	Total Share- holder Return(2)	Peer Group Total Share- holder Return(2)(3)	Net Income (Loss) ($ in thousands)	Total Economic Return %(4)
2025	$7,771,011	$11,275,911	$7,675,275	$10,887,052	$3,717,639	$5,462,941	142.64	114.13	$319,065	21.6%
2024	$7,199,588	$7,172,854	$6,155,854	$6,123,214	$3,379,248	$3,422,066	128.99	79.95	113,898	7.4%
2023	6,177,239	5,889,056	N/A	N/A	3,822,244	3,733,285	113.47	79.78	(6,130)	1.0%
2022	4,230,683	3,702,486	N/A	N/A	3,084,333	2,907,635	101.29	69.26	143,161	(9.4)%
2021	4,476,138	4,089,845	N/A	N/A	2,665,564	2,504,410	119.67	94.04	102,261	2.5%

(1)
For July 22, 2024-December 31, 2025, Mr. Boston and Ms. Popenoe served as Co-Chief Executive Officers (Co-PEOs). For 2021-July 21, 2024, Mr. Boston served as our Chief Executive Officer and sole PEO. Mr. Colligan was the only NEO who was a non-PEO for the entire year. For 2023, our non-PEO NEOs were Mr. Colligan and Ms. Popenoe. For 2022, our non-PEO NEOs were Stephen J. Benedetti (former Executive Vice President, Chief Financial Officer, and Chief Operating Officer), Mr. Colligan, and Ms. Popenoe. For 2021, our non-PEO NEOs were Mr. Benedetti and Ms. Popenoe.

(2)
TSR for the Company and the Peer Group assume $100 invested on December 31, 2020.

(3)
The Peer Group Total Shareholder Return is calculated based on the FTSE NAREIT Mortgage REIT Index.

(4)
TER percentage is the sum of dividends declared per common share during the year plus the change in book value per common share for the year divided by the beginning book value per common share. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance, the Company has determined that TER is the financial measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. TER is a performance measure for our executives’ PSU awards.

Compensation actually paid represents the Summary Compensation Table Total adjusted for the following items:
	Year 2025
Adjustments to Summary Compensation Table Total to Calculate Compensation Actually Paid	PEO (Mr. Boston)	PEO (Ms. Popenoe)	Average for non-PEO NEOs
Decrease for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(3,122,248)	$(3,122,248)	$(1,373,580)
Increase for fair value at year-end of awards granted during year that remain outstanding and unvested as of year-end	3,606,942	4,936,687	2,267,740
Increase for fair value at vesting date of awards that were granted and vested during the year	1,297,348	—	—
Increase for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	1,920,864	1,477,315	818,863
(Decrease) increase for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(198,006)	(79,977)	32,279
Total adjustments	$3,504,900	$3,211,777	$1,745,302
52	Dynex Capital, Inc.

EXECUTIVE COMPENSATION
	Year 2024
Adjustments to Summary Compensation Table Total to Calculate Compensation Actually Paid	PEO (Mr. Boston)	PEO (Ms. Popenoe)	Average for non-PEO NEOs
Decrease for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(3,176,238)	$(2,254,100)	$(1,280,750)
Increase for fair value at year-end of awards granted during year that remain outstanding and unvested as of year-end	1,928,606	2,281,149	1,296,119
Increase for fair value at vesting date of awards that were granted and vested during the year	1,270,500	—	—
Increase for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	57,556	39,468	27,597
Decrease for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(107,158)	(99,157)	(148)
Total adjustments	$(26,734)	$(32,640)	$42,818
	Year 2023
Adjustments to Summary Compensation Table Total to Calculate Compensation Actually Paid	PEO	Average for non-PEO NEOs
Decrease for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(2,931,062)	$(1,633,237)
Increase for fair value at year-end of awards granted during year that remain outstanding and unvested as of year-end	2,962,858	1,656,840
Increase for fair value at vesting date of awards that were granted and vested during the year	—	—
Decrease for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(303,654)	(109,372)
Decrease for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(16,325)	(3,190)
Total adjustments	$(288,183)	$(88,959)
	Year 2022
Adjustments to Summary Compensation Table Total to Calculate Compensation Actually Paid	PEO	Average for non-PEO NEOs
Decrease for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(1,480,618)	$(609,194)
Increase for fair value at year-end of awards granted during year that remain outstanding and unvested as of year-end	1,398,422	337,235
Increase for fair value at vesting date of awards that were granted and vested during the year	—	261,096
Decrease for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(401,858)	(78,797)
Decrease for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(44,143)	(87,038)
Total adjustments	$(528,197)	$(176,698)
Dynex Capital, Inc.	53

EXECUTIVE COMPENSATION
	Year 2021
Adjustments to Summary Compensation Table Total to Calculate Compensation Actually Paid	PEO	Average for non-PEO NEOs
Decrease for amounts reported under the “Stock Awards” column in the Summary Compensation Table as well as amounts reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for the portion of such long-term incentive compensation earned for performance during the three-year performance period ended December 31, 2021 that was paid in shares of the Company’s common stock	$(1,623,209)	$(887,360)
Increase for fair value at year-end of awards granted during year that remain outstanding and unvested as of year-end	1,255,337	734,894
Decrease for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(87,125)	(36,999)
Increase for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	68,704	28,311
Total adjustments	$(386,293)	$(161,154)
Analysis of the Information Presented in the Pay versus Performance Table
The following graph illustrates the relationship between compensation actually paid to our NEOs and our TSR as well as TSR for the FTSE NAREIT Mortgage REIT Index on a cumulative basis assuming investment of $100 on December 31, 2020:
54	Dynex Capital, Inc.

EXECUTIVE COMPENSATION
The following graph compares our net income to compensation actually paid to our NEOs on an annual basis:
The Company accounts for its investments purchased prior to January 1, 2021 as available-for-sale with changes in fair value recorded in “other comprehensive income (loss).” Effective January 1, 2021, the Company elected the fair value option for its investments purchased on or after that date with changes in fair value reported in “net income.” As a result, net income (loss) for the years presented above in the Pay versus Performance Table and in the graph above does not include other comprehensive income (loss) of $(73.5) million, $(188.1) million, $22.8 million, $(14.0) million and $45.4 million, respectively.
The following graph illustrates the relationship between compensation actually paid to our NEOs and our total economic return:
Financial Performance Measures
As described in greater detail in “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise to our shareholders. The most important financial measures used by the Company to link the executive compensation actually paid to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year are as follows:
•
absolute total economic return

Dynex Capital, Inc.	55

EXECUTIVE COMPENSATION
•
relative total economic return compared to a peer group

•
relative total shareholder return compared to a peer group

CEO PAY RATIO
We determined that the 2025 annual total compensation of the median compensated employee, from all our employees who were employed as of December 31, 2025, other than our principal executive officers, Mr. Boston and Ms. Popenoe, was $152,475; our principal executive officers’ 2025 annual total compensation was $7,771,011 for Mr. Boston and $7,675,275 for Ms. Popenoe; and the ratio of these amounts was 1 to 51.0 for Mr. Boston and 1 to 50.3 for Ms. Popenoe. This ratio is appropriately viewed as an estimate.
As of December 31, 2025, our total population consisted of 28 employees, all located in the United States. This population consisted of all of our full-time and part-time employees.
To identify the median compensated employee, we used Medicare wages and tips for the period from January 1, 2025 to December 31, 2025 as reported to the Internal Revenue Service on Box 5 of Form W-2. We did not annualize pay for those individuals not employed for a full year in 2025 or make any cost-of-living adjustments in identifying the median compensated employee. Once we identified our median compensated employee, we calculated the median compensated employee’s and our principal executive officers’ 2025 annual total compensation in accordance with the requirements of the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
56	Dynex Capital, Inc.

PROPOSAL TWO
Advisory and Non-Binding Vote to Approve Executive Compensation
As required under Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability, prudently preserve our capital, and advance the interests of our shareholders. Under this program, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the 2025 fiscal year compensation of our named executive officers.
The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure they achieve the desired goal of striking a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting for this proposal.
This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related disclosure.”
This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the outcome of this vote when making future compensation decisions regarding our executive officers.
We anticipate that the next vote on a say-on-pay proposal will occur at the 2027 Annual Meeting of Shareholders.
Required Vote
This proposal will be approved if the number of votes cast for the proposal by holders entitled to vote on the proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes, if any, will not count as votes cast and will have no effect on the outcome of this proposal.
Board Recommendation
Our Board has determined unanimously to recommend that shareholders vote “FOR” the advisory approval of the compensation of our named executive officers.
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PROPOSAL THREE
Ratification of the Appointment of Independent Auditor
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.
The Audit Committee has appointed Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. EY has audited the Company’s financial statements since 2025, and we consider the firm well qualified. The members of the Audit Committee and the Board believe that the retention of EY to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.
Although ratification is not required, the Board is submitting the selection of EY to our shareholders for ratification because we value our shareholders’ views on the Company’s independent certified public accountants, and as a matter of good governance practice. In the event that shareholders do not ratify the selection of EY, the Audit Committee will consider making a change in auditors for the Company for the fiscal year ending December 31, 2026. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
We expect that representatives of EY will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions from shareholders.
Change in Independent Registered Public Accounting Firm
BDO USA, P.C. (“BDO”) previously served as our independent registered accounting firm. On December 18, 2024, our Audit Committee dismissed BDO as our independent registered public accounting firm, effective as of such date. On December 18, 2024, the Audit Committee also approved the appointment of EY as the Company’s new independent registered public accounting firm for the fiscal year ended December 31, 2025, and an engagement letter was subsequently signed on January 31, 2025.
The reports of BDO on our financial statements for each of the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our financial statements for those years, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures and there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). During the fiscal years ended December 31, 2024 and 2023, neither the Company nor anyone on its behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Required Vote
This proposal will be approved if the number of votes cast for the proposal by holders entitled to vote on the proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes, if any, will not count as votes cast and will have no effect on the outcome of this proposal.
Board Recommendation

Our Board has determined unanimously to recommend that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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Audit Fees and All Other Fees
The following information is furnished with respect to fees billed for professional services rendered to the Company by EY for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2025 and by BDO for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2024, including any fees billed for other services rendered by either firm during those periods. Information related to audit fees for 2025 includes amounts billed through December 31, 2025, and additional amounts estimated to be billed for the 2025 period for audit services rendered.
	For Fiscal Year Ended December 31,
Ernst & Young LLP	2025	2024
Audit Fees(1)	$905,380	$—
Audit-Related Fees	—	—
Tax Fees(2)	167,298	102,743
All Other Fees(3)	—	15,000
Total	$1,072,678	$117,743
	For Fiscal Year Ended December 31,
BDO USA, P.C.	2025	2024
Audit Fees(1)	$433,270	$957,557
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$433,270	$957,557

(1)
Audit Fees include: (i) the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and (iii) comfort letters, consents and other services normally provided related to SEC and other regulatory filings. Audit Fees for 2025 also include fees for the reissuance of prior period audit reports and related consents.

(2)
Tax Fees include fees billed for professional services for tax compliance and consulting on tax-related matters.

(3)
Other Fees include fees for valuation advisory services related to the fair value of market-based performance stock units.

Audit Committee Pre-approval Policy
In accordance with the Audit Committee’s charter, all audit (including audit-related) and non-audit services performed by EY and BDO, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The Audit Committee’s charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted audit and non-audit services. It is the policy of the Audit Committee that the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.
Audit Committee Report
The Audit Committee, among other responsibilities, engages the independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is currently comprised of four directors, each of whom is independent for audit committee purposes, as defined by the regulations of the SEC and the NYSE listing standards.
As discussed above, the Audit Committee is directly responsible for appointing, retaining, and reviewing our independent registered public accounting firm, EY. This process includes, among other things, reviewing and evaluating the qualifications, performance, and independence of the audit partners responsible for our audit, and overseeing the required rotation of the lead audit partner. In appointing EY, the Audit Committee considered, among other things, the quality and efficiency of the services, the technical capabilities of the engagement teams, and the
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engagement teams’ understanding of the Company’s business. The Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of EY as the Company’s independent registered public accounting firm.
The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements and the results of their examination and evaluation of the Company’s internal controls for the fiscal year ended December 31, 2025. The Audit Committee has also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee has reviewed with both the independent accountants and the internal auditors their audit plans, audit scope and identification of audit risks. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The Audit Committee has received from the independent accountants written disclosures and a letter regarding EY’s communications with the Audit Committee concerning independence, as required by the applicable requirements of the PCAOB. These disclosures have been reviewed by the Audit Committee, and the Audit Committee has discussed with the independent accountants the independent accountants’ independence.
Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors
Joy D. Palmer, Chair
Marie A. Chandoha
Alexander I. Crawford
Andrew I. Gray
The foregoing Audit Committee Report shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any filing with the SEC, except to the extent the Company specifically incorporates this Audit Committee Report therein.
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PROPOSAL FOUR
Amendment to Our Articles of Incorporation to Increase the Number of Authorized Shares of Our Common Stock
The Board has unanimously approved, and recommends that the shareholders approve, an amendment to Article III of our Articles of Incorporation, to increase the number of authorized shares of our common stock from 360,000,000 to 720,000,000. A copy of this amendment is attached as Appendix A to this proxy statement. If this amendment is approved by our shareholders, the “Common Stock” section of Article III of our Articles of Incorporation will be amended and restated in its entirety as follows:
Common Stock
“The number of shares of Common Stock that the Corporation shall have the authority to issue shall be 720,000,000 shares of Common Stock with the par value of $0.01 each.
No holder of shares of any class of the Common Stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.”
The remaining provisions of our Articles of Incorporation would remain unchanged.
Purpose and Effect of the Amendment
As of our record date of March 25, 2026, we had 206,947,054 shares outstanding, which represented approximately 57% of the authorized shares of common stock under our Articles of Incorporation. As of March 25, 2026, we had approximately 153,052,946 unissued shares, of which approximately (i) 11,767,800 shares were reserved for issuance upon redemption of our Series C Preferred Stock, (ii) 9,428,196 shares were reserved for issuance under our 2025 Stock and Incentive Plan, and (iii) 60,230,828 shares were reserved for issuance under our at-the-market issuance program (the “ATM Program”). We believe the unissued and not otherwise reserved shares of approximately 70,726,795 shares are inadequate to provide us with the flexibility necessary to respond to future needs and opportunities. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends that the shareholders approve this amendment. If our shareholders do not approve this amendment, we believe that we may be substantially limited in our ability to raise additional capital, including under our ATM Program, and continue advancing our operational and future strategic plans.
If the amendment is approved, then the number of authorized but unissued shares of common stock that are not otherwise reserved would be increased to 430,726,795 shares. The Board believes that the proposed increase in the number of authorized shares of common stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. While we cannot anticipate each of our future business needs and opportunities, the additional authorized shares will be available for issuance from time to time to enable the Company to respond to future business needs and opportunities requiring the issuance of shares, including issuances of common stock through the Company’s ATM Program, stock splits or dividends, the consummation of common stock-based financings, acquisitions involving the issuance of common stock, issuances of common stock under any equity compensation plans and issuances of common stock for other general corporate purposes that the Board may deem advisable. The Board is seeking approval for the amendment at this time because opportunities requiring prompt action may arise in the future, and the Board believes the delay and expense in seeking approval for additional authorized common stock at a special meeting of shareholders could deprive the Company and its shareholders of the ability to take advantage of potential opportunities. The terms upon which any such shares of common stock may be issued would be determined by the Board.
Our shareholders have no preemptive rights to acquire additional shares of common stock, which means that current shareholders do not have a right to purchase any new issuance of shares of common stock in order to maintain their proportionate ownership interests in the Company. Since our shareholders have no preemptive rights, we could implement the amendment at any time following shareholder approval without further authorization from the shareholders of the Company, except to the extent otherwise required by law or regulation or the NYSE rules and listing standards. The additional shares for which authorization is sought would be identical to the shares of our common stock now authorized.
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The proposed increase in the number of authorized shares of common stock is not intended to impede a change of control of the Company, and we are not aware of any current efforts to acquire control of the Company or otherwise accumulate shares of our common stock. It is possible, however, that the additional shares contemplated by the amendment could be issued in connection with defending the Company against a hostile takeover bid to dilute the equity ownership of a person or entity seeking to obtain control of the Company, or in a private placement with purchasers who might side with the Board if it chose to oppose a specific change of control. These additional shares also could be issued in order to deter an attempt to replace the Board by diluting the percentage of shares held by persons seeking to control us by obtaining seats on the Board. Accordingly, the amendment could have the effect of discouraging efforts to gain control of the Company in a matter not approved by the Board. The actual issuance of additional shares of our common stock in the future could have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of our common stock. We currently have no formal plans, understandings, contracts, agreements, or arrangements with respect to the issuance of additional shares of common stock not previously authorized for issuance by the Board.
If this proposal is approved by the shareholders at the Annual Meeting, the Company expects to deliver, as soon as reasonably practicable, to the Virginia State Corporation Commission articles of amendment reflecting such approval. The amendment will become effective on the date the articles of amendment are accepted for filing by the Virginia State Corporation Commission. Although the Company intends to file the amendment with the Virginia State Corporation Commission as soon as reasonably practicable after the amendment is approved by shareholders, the Board reserves the right to delay or abandon the amendment at its discretion.
Required Vote
The vote required to approve this proposal is the affirmative vote of a majority of all shares of our common stock entitled to be cast on the amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
Board Recommendation

Our Board has determined unanimously to recommend that shareholders vote “FOR” this proposal to amend our Articles of Incorporation to increase the number of authorized shares of our common stock from 360,000,000 shares to 720,000,000 shares.

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General Information about the Annual Meeting
This Proxy Statement contains information related to the Annual Meeting of the Company, to be held:
DATE	VIRTUAL MEETING
Thursday, May 21, 2026 10:00 a.m., Eastern Time	Go online to meetnow.global/M6WRS9U
It is anticipated that this Proxy Statement, the accompanying Proxy, and the Company’s 2025 Annual Report will first be available to shareholders on or about April [•], 2026 on the website www.envisionreports.com/DYNX and, if requested, a paper copy of this Proxy Statement, the accompanying Proxy, and the Company’s 2025 Annual Report will be mailed to the Company’s shareholders. A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement, the accompanying Proxy, and the Company’s 2025 Annual Report and vote through the Internet, or by telephone, will be mailed to our shareholders on the same date that this Proxy Statement, the accompanying Proxy, and the Company’s 2025 Annual Report is first available to shareholders.
The Company’s Board of Directors has determined that the Annual Meeting will be conducted in a virtual meeting format. The Board believes that a virtual meeting provides the opportunity for full and equal participation by all shareholders, regardless of location, and reduces the costs associated with hosting an in-person meeting. The virtual format is designed to enhance shareholder access, participation and communication and to afford shareholders the same rights they would have at an in-person meeting.
Questions and Answers about the Proxy Materials and the Annual Meeting
Why am I being sent these materials?
You are receiving these proxy materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote in advance to ensure that your shares will be represented.
The Company will bear the cost of this solicitation. In addition to soliciting proxies by mail and Internet, proxies may be solicited by personal interview, telephone, and e-mail by directors and officers of the Company, without additional compensation. Brokerage houses and nominees will be requested to forward proxy materials to beneficial owners and to obtain authorization for the execution of proxies. Upon request, the Company will reimburse such parties for their reasonable forwarding expenses.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will vote on:
1.
The election of six (6) director nominees named in this Proxy Statement;

2.
An advisory vote to approve the compensation of the Company’s named executive officers;

3.
The ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the 2026 fiscal year; and

4.
The approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 360,000,000 to 720,000,000.

The Board does not know of any other matters to be presented at the Annual Meeting. If other matters are properly presented, the persons named as proxies will vote in their discretion.
How does the Board of Directors recommend that I vote?
The Board of Directors unanimously recommends that you vote:
•
FOR the election of each of the nominees for director;

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•
FOR the advisory approval of the compensation of the Company’s named executive officers;

•
FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the 2026 fiscal year; and

•
FOR the approval of the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock.

Who can vote at the Annual Meeting?
Holders of shares of the Company’s common stock at the close of business on March 25, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.
On the Record Date, approximately 206,947,054 shares of common stock were outstanding. Each outstanding share is entitled to one vote for each of the six (6) director nominees and one vote on each other matter properly presented at the Annual Meeting.
The Company’s common stock is the only class of capital stock entitled to vote at the Annual Meeting.
How can I attend the Annual Meeting?
The Annual Meeting will be held in a virtual meeting format only. There will be no physical location for shareholders to attend.
You may attend the Annual Meeting by visiting meetnow.global/M6WRS9U on the day of the meeting and entering the control number located on your Notice of Internet Availability of Proxy Materials or proxy card.
The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. The meeting platform will open at 9:30 a.m. Eastern Time to allow time for shareholders to log in and test their systems. You should ensure that you have a reliable Internet connection to support your participation.
Guests may attend in listen-only mode.
Virtual attendance constitutes presence “in person” for purposes of determining a quorum.
Do I need to register to attend the Annual Meeting?
Registered Shareholders. If you hold your shares directly through our transfer agent, Computershare, please visit meetnow.global/M6WRS9U and enter your 15-digit control number found on the Notice, proxy card or electronic notification included with your proxy materials.
Beneficial Shareholders. If your shares are held in “street name” through a bank, broker or other intermediary, please visit meetnow.global/M6WRS9U and enter your control number found on the voting instructions included with your proxy materials.
Beneficial owners should check with their intermediary through which they hold their shares to confirm whether it is necessary to register in advance of the Annual Meeting. If registration is required, you must submit proof of your proxy power (such as a legal proxy or broker’s proxy card), along with your name and email address, to Computershare:
•
By email (forwarding the email from your broker or attaching an image of your legal proxy) to:
legalproxy@computershare.com

•
Or by mail to:

Computershare
Dynex Capital, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests must be labeled “Legal Proxy” and received on or before May 11, 2026.
You will receive confirmation of your registration by email (or by mail, if no email address is provided).
What constitutes a quorum?
The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast on a matter will constitute a quorum for that matter.
Shares represented in person or by proxy, including shares marked as abstaining, will be counted as present for purposes of determining a quorum. Broker non-votes also will be counted as present for quorum purposes.
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“Broker non-votes” are shares held by brokers or nominees for which (i) voting instructions have not been received from the beneficial owner and (ii) the broker does not have discretionary authority to vote on the matter.
How many votes are required for each proposal to pass?
Election of Directors. In uncontested elections, directors are elected under the Company’s majority vote standard. For each nominee, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome. In contested elections, directors are elected by a plurality of the votes cast.
If an incumbent director nominee is not elected, he or she must promptly tender his or her resignation to the Board, which will determine whether to accept the resignation or take other action.
You may vote “FOR,” “AGAINST,” or “ABSTAIN” on each nominee.
Advisory Vote on Executive Compensation and Auditor Ratification. Approval of each of these proposals requires that the number of votes cast “for” the proposal exceeds the number of votes cast “against” the proposal. Abstentions and broker non-votes (if applicable) are not considered votes cast and will have no effect on the outcome.
Under NYSE rules, the ratification of the selection of Ernst & Young LLP is considered a routine matter, and brokers may exercise discretionary authority to vote on this proposal. The election of directors and the advisory vote on executive compensation are non-routine matters, and brokers may not vote on these proposals without instructions.
You may vote “FOR,” “AGAINST,” or “ABSTAIN” on each of these proposals.
Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares. The vote to amend the Company’s Articles of Incorporation requires the affirmative vote of a majority of all shares of our common stock entitled to be cast on the amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.
You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal.
How can I vote?
Your vote is important. Please vote as soon as possible.
Shareholders of record:
YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE.
INTERNET	PHONE	MAIL	ATTEND THE MEETING
Go to www.envisionreports.com/DYNX	Call toll-free 1 (800) 652-VOTE (8683) within the USA, U.S. territories and Canada	Mark, sign, and date your proxy card and return it in the postage-paid envelope	Attend the virtual meeting and vote online by joining at meetnow.global/M6WRS9U
You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you also may vote by mail pursuant to the instructions provided on the proxy card.
Holders in “street name”:
If you hold your shares in “street name” (that is, through a broker or other nominee), your broker or nominee will not vote your shares with regard to non-routine matters unless you provide instructions to your broker or nominee on how to vote your shares. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you wish to vote during the Annual Meeting, you may be required to register in advance as described above.
If you hold shares in multiple accounts, you may receive multiple Notices or proxy cards. Please vote all of your shares.
What if I submit a proxy but do not mark my voting preferences?
If you are a shareholder of record and you signed and returned a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all
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matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will indicate on the proxy card that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Can I revoke or change my proxy?
If you are a shareholder of record, you may revoke or change your proxy at any time before it is voted by:
•
Submitting a timely written notice of revocation to the Secretary or a later-dated proxy card;

•
Voting again by telephone or Internet before the applicable deadline; or

•
Attending the Annual Meeting and voting during the meeting.

Your most recent proxy or vote will be the one counted.
If your shares are held through a bank or broker, you must follow that intermediary’s procedures to revoke or change your vote.
How can I ask questions during the Annual Meeting?
Shareholders of record may submit questions before or during the Annual Meeting through the meeting website by entering their control number and following the instructions provided.
Questions that are pertinent to meeting matters will be answered during the meeting, subject to time limitations. Substantially similar questions may be grouped and addressed once to avoid repetition. If pertinent questions are not answered during the meeting, management may post answers to a representative set of such questions on the Company’s website at www.dynexcapital.com under the links entitled “Investors” and then “Company Info” and then “Annual Reports & Proxy.” Information on the Company’s website is not incorporated into this Proxy Statement or any other report filed with the U.S. Securities and Exchange Commission (the “SEC”).
How can I submit proposals or nominees for the Company’s next annual meeting?
You may submit proposals to be voted on at our next annual meeting in a number of ways.
Shareholder Proposals for Inclusion in our 2027 Proxy Statement. Any shareholder proposal to be considered for inclusion in the Company’s proxy materials for the 2027 Annual Meeting of Shareholders must comply with Rule 14a-8 under the Exchange Act and must be received by the Company’s Secretary, at the Company’s principal executive office address set forth at the beginning of this Proxy Statement no later than December [•], 2026.
Director Nominations and other Shareholder Proposals for Presentation at the 2027 Annual Meeting. Our Bylaws also provide procedures regarding nominations of directors and regarding other proposals that a shareholder wishes to have considered at a meeting of shareholders. Under our Bylaws, written notice of such proposal (containing the information specified in our Bylaws) must be received by the Company’s Secretary at the Company’s principal executive office address set forth at the beginning of this Proxy Statement no earlier than October [•], 2026 and no later than January [•], 2027.
In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, must provide notice that sets forth the information required by Rule 14a-19 no later than March 22, 2027.
Please be aware that merely submitting a proposal to us is not a guarantee that it will either be included in our 2027 Proxy Statement or considered at our 2027 Annual Meeting of Shareholders.
What if I have trouble accessing the Annual Meeting?
If you have technical difficulties logging into the Annual Meeting or while in attendance, you can use the technical resources available on the log-in page at meetnow.global/M6WRS9U, which will be available beginning at 9:30 a.m. Eastern Time on May 21, 2026 or contact [1-888-724-2416] for further assistance.
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If there are any technical issues in convening or hosting the Annual Meeting, we will promptly post information to our website at www.dynexcapital.com under the links entitled “Investors” and then “Company Info” and then “Annual Reports & Proxy,” including information on when the meeting will be reconvened. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.
How do I obtain more information about the Company?
The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 is available as described in the Notice of Internet Availability of Proxy Materials and is being mailed with this Proxy Statement to shareholders who receive printed materials. Additionally, a copy of the Annual Report on Form 10-K and a list of all of its exhibits will be supplied without charge to any shareholder upon written request to the Company’s principal executive offices: Dynex Capital, Inc., Attention: Investor Relations, 140 Eastshore Drive, Suite 100, Glen Allen, Virginia 23059. Exhibits to the Annual Report on Form 10-K are available for a reasonable fee.
You may also view the Annual Report on Form 10-K and its exhibits online on the SEC’s website at www.sec.gov or on the Company’s website at www.dynexcapital.com under the links entitled “Investors” and then “SEC Filings.” The Annual Report on Form 10-K contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not part of these proxy soliciting materials. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.
How do I sign up for electronic delivery of proxy materials?
This Proxy Statement and our 2025 Annual Report to Shareholders are available at:
www.envisionreports.com/DYNX.
If you would like to help reduce our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold shares in street name at www.envisionreports.com/DYNX. Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.
What is “householding”?
In accordance with a notice sent to certain street name shareholders of common stock who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2025 Annual Report to Shareholders unless we have previously received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for shareholders of record.
If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2025 Annual Report to Shareholders, you may contact us at Dynex Capital, Inc., Attention: Investor Relations, 140 Eastshore Drive, Suite 100, Glen Allen, Virginia 23059, and we will deliver those documents to you promptly upon receiving the request.
You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares. You may also change your householding preferences you may contact Computershare either by calling 1 (800) 522-6645, or by writing to P.O. Box 43006, Providence, RI 02940-3006. Shareholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our articles of incorporation.
Dynex Capital, Inc.	67

Appendix A
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
THIRD ARTICLES OF AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION
OF
DYNEX CAPITAL, INC
The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:
1.
The name of the corporation is Dynex Capital, Inc. (the “Corporation”).

2.
The Corporation has adopted an amendment (the “Amendment”) to Article III of its Restated Articles of Incorporation (as amended, the “Articles of Incorporation”), restating the “Common Stock” section of Article III in its entirety as follows:

III. CAPITAL STOCK
Common Stock
The number of shares of Common Stock that the Corporation shall have the authority to issue shall be 720,000,000 shares of Common Stock with the par value of $.01 each.
No holder of shares of any class of the Common Stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.
3.
The Amendment was adopted on May [21], 2026.

4.
The Amendment was adopted by the board of directors of the Corporation and was submitted to, and duly approved by, the shareholders in the manner required by the provisions of Title 13.1, Chapter 9 of the Code of Virginia and by the Articles of Incorporation, and:

(a)       The designation, number of outstanding shares, and number of votes entitled to be cast by the holders of the Corporation’s common stock, the only group entitled to vote on the Amendment, were:
Designation	Number of outstanding shares	Number of votes entitled to be cast
Common Stock	[•]	[•]
(b)       The total number of undisputed votes cast for the Amendment was:
Voting group	Total undisputed votes FOR
Holders of Common Stock	[•]
(c)       And the number cast for the Amendment was sufficient for approval.
Executed in the name of the Corporation by:
Signature
Michael A. Angelo
Name	Date
Chief Legal Officer and Corporate Secretary
Title	Corporation’s SCC ID #
68	Dynex Capital, Inc.

Dynex Capital, Inc. ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! Mark, sign and date the proxy card below and return it in the enclosed pre-paid envelope or return it to Computershare PO Box 43101, Providence, RI 02940-5067. You may also vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/DYNX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada At the Meeting Vote during the meeting by joining virtually at 10:00 am ET on Thursday, May 21, 2026 at meetnow.global/M6WRS9U Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/DYNX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1. Elect six (6) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified. For Against Abstain For Against Abstain For Against Abstain 01 Byron L. Boston 04 Alexander I. Crawford 02- Marie Chandoha 05 - Andrew I. Gray 03 Julia L. Coronado, Ph.D. 06 - Smriti L. Popenoe 2. Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; For Against Abstain For Against Abstain 3. Ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the 2026 fiscal year; and 4. Approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock. Note: The proxy holders will vote, in their discretion, on any other business as may properly come before the meeting or any adjournment thereof. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 6 3 B M 6 8 7 2 1 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 049QKC

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Dynex Capital, Inc. (the “Company”) will be held on Thursday, May 21, 2026, 10:00 am ET, virtually at meetnow.global/M6WRS9U. To attend, vote and submit questions during the virtual Annual Meeting, you must have the information that is printed in the shaded bar located on the other side of this form. Even if you plan on attending the virtual Annual Meeting, we encourage you to vote your shares in advance using one of the methods described on this proxy card. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 21, 2026: The Notice, Proxy Statement and Annual Report are available at: www.envisionreports.com/DYNX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting of Shareholders – May 21, 2026 at 10:00 am ET THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Michael A. Angelo and Alison G. Griffin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dynex Capital, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at 10:00 am ET on Thursday, May 21, 2026 or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4. (Continued and to be marked, dated and signed, on the other side) Change of Address — Please print new address below. Comments — Please print your comments below.